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                                                                  EXHIBIT 2.1




                               SEPTEMBER 20, 2000




                       AGREEMENT FOR THE SALE AND PURCHASE

            OF THE ENTIRE ISSUED SHARE CAPITAL OF CASS & CASS LIMITED



                                     BETWEEN


                        THE SELLERS LISTED IN SCHEDULE 1


                                       AND

                                GETTY IMAGES INC.



                             WEIL, GOTSHAL & MANGES

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                                TABLE OF CONTENTS

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1  INTERPRETATION........................................................... 1

2  AGREEMENT TO SELL........................................................ 7

3  CONSIDERATION............................................................ 7

4  COMPLETION............................................................... 7

5  WARRANTIES............................................................... 9

6  LIMITATIONS ON WARRANTY CLAIMS...........................................12

7  UNDERTAKINGS OF THE WARRANTORS...........................................14

8  INDEBTEDNESS.............................................................15

9  RESTRICTIONS ON TRANSFER.................................................16

10 INDEMNITY................................................................17

11 ANNOUNCEMENTS............................................................17

12 ASSIGNMENT...............................................................17

13 RIGHTS OF THIRD PARTIES..................................................17

14 VARIATION................................................................17

15 WAIVER...................................................................18

16 COSTS....................................................................18

17 NO RECOURSE..............................................................18

18 COUNTERPARTS.............................................................18

19 NOTICES..................................................................18

20 GOVERNING LAW............................................................19

21 JURISDICTION.............................................................19

22 ENTIRE AGREEMENT.........................................................19

SCHEDULE 1 THE SELLERS......................................................20

SCHEDULE 2 INFORMATION ABOUT THE COMPANY....................................21

SCHEDULE 3 WARRANTIES.......................................................23

SCHEDULE 4 TAX WARRANTIES...................................................54

SCHEDULE 5 REAL PROPERTY....................................................58

Part A Registered Land......................................................58

Part B Unregistered Land....................................................59

Part C Other Property Worldwide.............................................60

SCHEDULE 6 ARTIST AGREEMENTS................................................61
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                               TABLE OF CONTENTS

                                  (CONTINUED)

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SCHEDULE 7 HAT HILL WARRANTIES..............................................62

SCHEDULE 8 PHOTOGRAPHER AGREEMENTS..........................................63

SCHEDULE 9 M. LOCO PHOTOGRAPHER AGREEMENTS..................................64
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THIS AGREEMENT is made on September 20, 2000 between the following parties:

(1) The persons whose names and addresses are set out in schedule 1 other than the Hat Hill Trustees (together the "SELLERS" and each a "SELLER"); and

(2) Getty Images Inc. whose principal place of business is at 701 North 34th Street, Suite 400, Seattle, Washington 98103, USA (the "BUYER").

WHEREAS

(A) The Sellers have agreed to sell and in reliance upon the representations, warranties and undertakings set out in this Agreement the Buyer has agreed to buy the Shares (as defined below) for the consideration and upon the terms set out in this Agreement.

(B) Cass & Cass Limited (the "COMPANY") which has also traded under the name "The Image Bank UK" is a private company limited by shares incorporated in England and Wales, certain details of which are set out in schedule 2. The Sellers together with the Hat Hill Trustees are the legal owners of all the issued share capital of the Company.

IT IS AGREED as follows:

1    INTERPRETATION

1.1 In this Agreement, and the Recitals the following expressions have the following meanings:

        "ACCOUNTS"      audited accounts of the Company for the financial year
                        ended on the Accounts Date prepared in accordance with the Act and UK GAAP and comprising a balance sheet, profit and loss account, notes and directors' and auditors' reports or statements included or annexed thereto;

        "ACCOUNTS DATE" in relation to any Financial Year of the Company, the last day of that Financial Year;

        "ACT"           the Companies Act 1985;

        "AMENDMENT      the letter in the agreed form amending the contract of
        LETTER"         employment for Mark Neil Cass;

        "ARTIST         the artist agreements set out in schedule 6;
        AGREEMENTS"

        "APPROVED"      approved by the Inland Revenue for the purposes of
                        Chapter I of Part XIV of the Taxes Act and a reference to "APPROVAL" is to be construed accordingly;

        "BUSINESS DAY"  a day other than a Saturday or Sunday or public holiday in England and Wales;

        "BUYER'S GROUP" the Buyer, or a company which is, on or at any time after the date of this Agreement, a subsidiary or holding company of the Buyer or a subsidiary

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                        of a holding company of the Buyer;

        "BUYER'S        Weil, Gotshal & Manges of One South Place, London
        SOLICITORS"     EC2M 2WG;

        "CASH" cash at bank and credited to an account in the name of the Company and cash at hand;

        "CASH           the cash consideration to be paid to the Hat Hill
        CONSIDERATION"  Trustees in accordance with clause 3 in the proportions set out in schedule 1;

        "CLAIM"         a claim by the Buyer for a breach of Warranty;

        "COMPLETION"    completion of the sale and purchase of the Shares in
                        accordance with this Agreement;

        "COMPLETION     has the meaning set out in clause 4.1;
         DATE"

        "CONFIDENTIAL   all information not publicly known concerning the
        INFORMATION"    Company's constitution, business, customers or
                        commercial, financial or other affairs including without limitation information relating to:

                        (a) the marketing of goods or services including, without limitation, customer names and lists and other details of customers, sales targets, sales statistics, market share statistics, prices, market research reports and surveys, and advertising or other promotional materials; or

                        (b) future projects, business development or planning, commercial relationships and negotiations;

                        (c) but does not include information which is made public by, or with the consent of, the Buyer;

        "CONSIDERATION  unregistered shares of common stock having a par value
        SHARES" of $0.01 each in the capital of the Buyer to be allotted to the Sellers in accordance with clause 3;

        "DEED OF        a deed of variation in the agreed form between the
        VARIATION"      Company and Landlord relating to the Premises;

        "DISCLOSED      the personal pension arrangement for Rubina Marshall
        PERSONAL        with HSBC and the personal pension arrangement for Ian
        PENSION         Morris with Virgin;
        SCHEMES"

        "DISCLOSURE     the letter dated the date of this Agreement from the
        LETTER"         Seller to the Buyer relating to the Warranties;

        "DISCRETIONARY  a settlement dated 13 March 1997 made between Wilfred
        TRUST" Richard Cass (1) and Wilfred Richard Cass and Mark Neil Cass (2) and known as the Wilfred Richard Cass Discretionary Settlement;

        "DISCRETIONARY  the trustees of the Discretionary Trust;
        TRUSTEES"

        "ELECTRONIC     any form of electronic or digital technology capable of
        MEDIA"          recording or transmitting Images in any form whatsoever
                        now or in the future, which shall include CD Rom;

        "ESCROW         the agreement in the agreed form between the Sellers,
        AGREEMENT"      the Buyer and the Escrow Agent named therein providing
                        for the retention of a certain number of the Consideration Shares to be allotted to the Sellers pursuant to clause 3 such retention to be released
                        (subject to claims) on the first to occur of 30 April
                        2001 or the signing off by the Directors of the Company of audited accounts to 31 December 2000;

        "FINANCIAL      means the financial period of the Company commencing on
        YEAR"           1 January and ending on 31 December;

        "FRANCHISE      means the TIB Images Licence Agreement, the TIB Footage
        AGREEMENT"      Licence Agreement or the M. Loco LDA and "FRANCHISE
                        AGREEMENTS" means all these agreements;

        "HAT HILL       the Hat Hill Sculpture Foundation;
        TRUST"

        "HAT HILL       the trustees of the Hat Hill Trust;
        TRUSTEES"

        "HAT HILL       the "A" convertible preferred ordinary shares of 1 Pound
        TRUSTEES        Sterling each representing 6 per cent of the issued
                        share capital of the Company at Completion;

        "HAT HILL       the Warranties relating to the Hat Hill Trust set out in
        WARRANTIES"     schedule 7;

        "IMAGES" illustrations, pictures, representations or likenesses obtained by photography, computer or any electronic means and, if the context so admits, shall include copies of the whole or part thereof recorded on transparencies, prints, duplicates, negatives, positives, prints or any other photographic material or on Electronic Media;

        "INDEBTEDNESS"  (a) all obligations of the Company for borrowed money;

                        (b) all obligations of the Company evidenced by
                            bonds, debentures, notes or other similar instruments;

                        (c) all obligations of the Company in respect of
                            letters of credit or bankers' acceptance or similar instruments (or reimbursement obligations with respect thereto);

        "INTELLECTUAL   (a) patents, trade marks, service marks, registered
        PROPERTY"           designs, applications and rights to apply for
                            any of those rights, trade, business and company names, internet domain names and e-mail addresses, unregistered trade marks and service marks, copyrights, database rights, know-how, rights in designs and inventions;

                        (b) rights under licences, consents, orders,
                            statutes or otherwise in relation to a right in paragraph (a);

                        (c) rights of the same or similar effect or nature
                            as or to those in paragraphs (a) and (b) which now or in the future may subsist; and

                        (d) the right to sue for past infringements of any
                            of the foregoing rights;

        "LANDLORD"      Wilfred Richard Cass and Mark Neil Cass and Pointon York
                        Trustees Limited;

        "LAST ACCOUNTS  31 December 1999;
        DATE"

        "LOAN NOTES"    the US$ denominated loan notes in the agreed form to be
                        issued by the Buyer to the Sellers as part of the consideration referred to in clause 3.1;

        "MANAGEMENT     the unaudited profit and loss account of the Company for
        ACCOUNTS"       the period starting on the Accounts Date and ending on
                        the Management Accounts Date and the unaudited balance sheet of the Company as at the Management Accounts Date;

        "MANAGEMENT     31 July 2000;
        ACCOUNTS DATE"

        "MATERIAL       an agreement (whether oral or written) involving total
        CONTRACT"       payment(s) of more than Pound Sterling5,000 (or
                        equivalent in another currency) or having a term in excess of six months.

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        "M. LOCO LDA"   means the local development agreement dated 12 August
                        1998 between the Company and The Image Bank, Inc;

        "M. LOCO        means the photographer agreements entered into under the
        PHOTOGRAPHER    M. Loco LDA as specified in Schedule 9;
        AGREEMENTS"

        "PERMIT" a licence, permit, consent, certificate, registration or other authorisation, used by or granted to the Company;

        "PHOTOGRAPHER   means the photographer agreements set out in Schedule 8;
        AGREEMENTS"

        "POLICIES"      the insurance policies maintained by or in which the
                        Company has an interest;

        "PREMISES"      Aldus House, 17 Conway Street, London, W1P 6EF;

        "PRICE"         has the meaning given in clause 3.1;

        "PROPERTY"      each of the property or properties listed in schedule 5;

        "SECURITIES     the United States Securities Act of 1933, as amended;
        AGREEMENTS"

        "SECURITY       a mortgage, charge, pledge, lien, option, restriction,
        INTEREST"       right of first refusal, right of pre-emption, third
                        party right or interest, other encumbrance or security interest of any kind, or another type of preferential agreement (including without limitation a title transfer or retention arrangement) having similar effect;

        "SELLER'S       Lawrence Graham of 190 Strand, London WC2R 1JN;
        SOLICITORS"

        "SHARES" all the issued "A" convertible preferred ordinary shares, "B" convertible preferred ordinary shares and "C" convertible preferred ordinary shares, all of Pound Sterling1 each in the capital of the Company and held by the Sellers in the proportions specified in schedule 1;

        "SOFTWARE       means the software development agreement dated 24
        DEVELOPMENT     September 1998 between the Company and Dr Roy Gardener
        AGREEMENT"      and the Gardener Partnership, and includes any valid
                        addendum to such agreement;

        "TAX" and       as defined in the Tax Deed;
        "TAXATION"

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        "TAX AUTHORITY" as defined in the Tax Deed;
        and "TAXATION
        AUTHORITY"

        "TAX DEED"      the tax deed in the agreed form between the Sellers and
                        the Buyer;

        "TAX            the representations and warranties set out in
        WARRANTIES"     schedule 4;

        "TAXES ACT      the Income and Corporation Taxes Act 1988;
        1988"

        "TCGA 1992"     the Taxation of Chargeable Gains Act 1992;

        "TIB"           The Image Bank, Inc

        "TIB FOOTAGE    means the licence agreement of reproduction rights in
        1988"           TIB footage dated 1 November 1995 between the Company
                        and TIB.

        "TIB IMAGES     the licence agreement of reproduction rights in TIB
        LICENCE         photos dated 1 November 1995 between the Company and TIB
        AGREEMENT"

        "UK GAAP"       generally accepted accounting principles in the UK;

        "VATA 1994"     the Value Added Tax Act 1994;

        "WARRANTORS"    Wilfred Richard Cass and Mark Neil Cass; and

        "WARRANTY"      a statement set out in schedule 3 or 4 and "WARRANTIES"
                        means all such statements.

1.2     In this Agreement:

        1.2.1 references to a "person" include an individual, body corporate (wherever incorporated), government, state or agency of a state, unincorporated association or partnership;

        1.2.2 references to a document in the "agreed form" are to a document agreed to and initialled by or on behalf of the parties;

        1.2.3 references to a clause, schedule, or appendix are to a clause, schedule or appendix of this Agreement, unless the context otherwise requires, and references to this Agreement include the schedules;

        1.2.4   the headings in this Agreement do not affect its construction;

        1.2.5 references to a statutory provision are to such provision as amended or re-enacted and include all subordinate legislation made under the relevant statute;

        1.2.6 references to an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than England, be deemed to

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                include the legal concept which most nearly approximates in that legal jurisdiction to the English legal term;

        1.2.7 All obligations of the Sellers under this Agreement are several unless otherwise stated;

        1.2.8 a "SUBSIDIARY UNDERTAKING" or "PARENT UNDERTAKING" is to be construed in accordance with section 258 of the Act and to a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with section 736 of the Act;

        1.2.9 a reference in schedule 3 or 4 to the Warrantors knowledge, information or belief is deemed to include knowledge, information and belief which the Warrantors would have if any of the Warrantors had made all reasonable enquiries of Rubina Marshall, Guy Topham, Roderick McRea, Rowan Young, the auditors and the solicitors to the Company and includes the knowledge, information and belief of the Company and each of the Sellers (to the extent they are not a Warrantor).

2       AGREEMENT TO SELL

2.1 The Sellers shall sell with full title guarantee and the Buyer shall buy the Shares, with all associated rights as at or after the date of this Agreement, free from any and all Security Interests upon the terms of this Agreement.

2.2 Each of the Sellers waives all rights of pre-emption and any other restrictions over any of the Shares conferred on him by the articles of association of the Company or in any other way.

3       CONSIDERATION

3.1 The total consideration for the purchase of the Shares is Pound Sterling11,782,500 (the "PRICE").

3.2     The Price shall be satisfied as follows:

        3.2.1 the Loan Notes shall be issued to the Sellers in the proportions provided for in schedule 1;

        3.2.2 247,790 Consideration Shares shall be issued to the Sellers in the proportions provided for in schedule 1 but subject always to the provisions of clause 3.3 and clause 10; and

        3.2.3 the Cash Consideration shall be paid to the Hat Hill Trustees in the proportions provided for in schedule 1.

3.3 The Sellers agree and acknowledge that 50,144 of the Consideration Shares (the "ESCROW SHARES") to be issued pursuant to clause 3.2.2 shall be held upon and subject to the conditions of the Escrow Agreement.

4       COMPLETION

4.1 Completion shall take place at the office of the Buyer's Solicitors immediately after the signing of this Agreement by all the parties (the "COMPLETION DATE").

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4.2     At Completion, the Sellers shall deliver or procure the delivery to the
        Buyer of the following:

        4.2.1 executed transfer(s) of the Shares to the Buyer or the Buyer's nominee(s) and the relevant share certificate(s);

        4.2.2 the certificate of incorporation (including any certificate on change of name), statutory registers current as at the Completion Date and the common seal (if any) of the Company;

        4.2.3 an executed power of attorney in favour of the Buyer or the Buyer's nominee(s) in respect of the Shares;

        4.2.4 bank statements showing the balance of each Company account on the last Business Day prior to Completion and directions amending the mandates in respect of those accounts;

        4.2.5 resignation letters in the agreed form by each director and the secretary of the Company acknowledging that each has no claim against the Company in respect of breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other grounds whatsoever;

        4.2.6 a letter of resignation in the agreed form from the auditors of the Company, together with evidence that such letter has been deposited at the Company's registered office in accordance with section 394 of the Companies Act;

        4.2.7 the Amendment Letter duly executed by Mark Neil Cass and the Buyer;

        4.2.8   the Tax Deed executed by the Sellers;

        4.2.9 the title deeds to/certificate of title of the Property including (but not limited to) Form 403a relating to a charge in respect of a rent deposit deed dated 2 June 2000 and an undertaking from the Warrantors to make all reasonable endeavours to rectify the registration of such charge against Alladvantage.com limited either by executing a new charge or by applying to court for leave to file registration with the Companies Registrar "out of time".;

        4.2.10  the Escrow Agreement duly executed by the Sellers;

        4.2.11 the Deed of Variation duly executed by the Company and the Landlord; and

        4.2.12 the legal opinions in the agreed form in relation to the Hat Hill Trust and the Discretionary Trust.

4.3     At Completion, the Buyer shall:

        4.3.1 cause the Loan Notes to be issued and delivered to the Sellers as provided in Schedule 1;

        4.3.2 issue o of the Consideration Shares to the Sellers in the proportions provided for in column 4 of schedule 1, procure that the Sellers are entered in the register of members of the Buyer as the holder of the same and furnish each of the Sellers with a definitive share certificate in respect thereof; and

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        4.3.3   pay the Cash Consideration to the Hat Hill Trustees as provided in schedule 1;

        4.3.4 cause the Escrow Shares in the proportions provided for in column 5 of schedule 1 to be held in accordance with the Escrow Agreement;

        4.3.5   deliver or procure the delivery to the Seller of the following:

                (a)     the Tax Deed executed by the Buyer;

                (b)     the executed Escrow Agreement;

                (c) a copy of the resolution of the board of directors of the Buyer approving the acquisition of the Shares and the other transactions contemplated by this Agreement;

4.4 At Completion, the Company directors shall hold a board meeting at which:

        4.4.1 the transfer of the Shares (subject to stamping) to the Buyer or its nominee(s) is approved for registration in the Company's books;

        4.4.2 Michael Wolfson and Robert Gubas are appointed as directors of the Company and Michael Wolfson is appointed as secretary of the Company;

        4.4.3 PricewaterhouseCoopers are appointed as the auditors of the Company; and

        4.4.4 the Company's registered office is changed to 101 Bayham Street, Camden Town, London NW1 0AG.

4.5 The Buyer shall not be obliged to complete this Agreement until the Sellers comply fully with the requirements of clause 4.2.

4.6 If the requirements of clause 4.2 are not complied with on the date set for Completion, the Buyer may:

        4.6.1 defer Completion to a date not more than 20 Business Days after that date (in which case the provisions of this Agreement apply to Completion as so deferred); or

        4.6.2   proceed to Completion so far as is practicable; or

        4.6.3   terminate this Agreement.

4.7 If the Buyer postpones Completion to another date in accordance with clause 4.6.1, the provisions of this Agreement apply as if that other date is the Completion Date.

4.8 If the Buyer terminates this Agreement pursuant to clause 4.6.3, each party's further rights and obligations cease immediately on termination, but termination does not affect a party's accrued rights and obligations at the date of termination.

5       WARRANTIES

5.1 The Warrantors jointly and severally represent and warrant to the Buyer that, each Warranty is true and accurate and not misleading at the date of this Agreement.

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5.2     The Warranties are qualified by matters fairly and specifically disclosed in the Disclosure Letter but, subject thereto, shall not be qualified by any actual or constructive knowledge on the part of the Buyer or any of its agents, whether obtained through the Disclosure Letter or otherwise.

5.3 The Warrantors shall not make a claim against the Company or any officer, director or employee of the Company on whom the Warrantors may have relied in negotiating this Agreement or in preparing the Disclosure Letter.

5.4     The Warrantors acknowledge that the Buyer:

        5.4.1 is entering into this Agreement in reliance on each Warranty which has been given with the intention of inducing the Buyer to enter into this Agreement; and

        5.4.2 may rely on the Warranties in warranting to any subsequent buyer of the Shares provided that:

                        (i)     such buyer is a member of the Buyer's Group; and

                        (ii) if any such subsequent buyer should leave the Buyer's Group then prior to such departure it shall transfer the Shares to any other member of the Buyer's Group.

5.5 Each Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement. The Warranties shall survive Completion of this Agreement.

5.6 The Buyer may elect that any loss or damage suffered or deemed to be suffered by the Company which would not have occurred had a relevant warranty been true shall be deemed to be suffered by the Buyer as a consequence of that breach, and in that event in assessing the liability of the Warrantors hereunder the Buyer shall not be required to demonstrate that such loss or damage of the Company constitutes actual loss or damage suffered by the Buyer. For these purposes, if the Company would have incurred a loss had TIB enforced rights against the Company under the TIB Images Licence Agreement or the TIB Footage Licence Agreement in respect of matters giving rise to a breach of either of those agreements the Company shall be deemed to have suffered such a loss whether or not those rights are so exercised.

5.7 If the Warrantors are required by law to make any deduction or withholding from any payment due under the terms of this Agreement, it shall do so and the sum due from the Warrantors in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Buyer receives and retains (free of any liability in respect of any such deduction or withholding) a net sum equal to the sum the Buyer would have received and retained had no such deduction or withholding been required to be made.

5.8 Notwithstanding any other term of this Agreement the Buyer agrees and acknowledges that its only right and remedy in relation to any breach of Warranty given by the Warrantors in this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

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

5.9 The parties agree that any Claim shall first be settled from property held in escrow under the Escrow Agreement, in accordance with the terms of the Escrow Agreement, which shall provide that any such Claim shall first be settled out of Escrow Shares held in escrow under the Escrow Agreement provided that the Sellers can elect to settle such Claims by cash payment to the Buyer, in which case the Escrow Agent shall continue to hold and deal with the Escrow Shares as Escrow Property (as the term is defined in the Escrow Agreement) on the terms set out in the Escrow Agreement.

5.10    Each of the Sellers severally represent and warrant that:

        5.10.1 the Shares are owned by the Sellers free of all Security Interests or interests in favour of, or claims made by, or which could lawfully be made by, any other person;

        5.10.2 the Seller is entitled to sell or procure the sale of his full legal and beneficial interest in the Shares to the Buyer on the terms set out in this Agreement;

        5.10.3 the Seller has the right, power and authority and has taken all other actions necessary to enable him to enter into and perform this Agreement and has secured all approvals that are required for the performance of the transactions contemplated by this Agreement;

        5.10.4 the execution or delivery of this Agreement by the Seller does not violate any provision of and will not result in a breach of any applicable law;

        5.10.5 this Agreement (and each document to be executed at or prior to Completion) constitutes and imposes, or will when the relevant document is executed, valid, legal and binding obligations of the Seller fully enforceable in accordance with its terms;

        5.10.6 completion of the transactions contemplated by this Agreement by the Seller will not:

                (a) conflict with, result in the breach of, constitute a default under, or accelerate performance under the terms of any contract, agreement, arrangement or deed (other than the Franchise Agreements) to which the Seller may be bound or affected; or

                (b) constitute a default or an event which, with the lapse of time or action by a third party, could result in the creation of any Security Interest, equity, claim or restriction on any of the Seller's Shares.

5.11 Notwithstanding clause 5.10 above each Discretionary Trustee severally represents and warrants to the Buyer that:

                (a) it has the requisite power and authority to enter into and perform this Agreement;

                (b) this Agreement constitutes valid and binding obligations on it enforceable in accordance with its terms;

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

                (c) the persons signing this Agreement on its behalf are duly authorised to do so and such authorisation has not been revoked or otherwise restricted;

                (d) the list of documents set out in the relevant opinion referred to in clause 4.2.13 is a complete list of all documents, deeds, or other agreements constituting the Discretionary Trust and relating to the appointment of the Trustees, or having a bearing on the trusteeship thereof or on the Discretionary Trust's power and authority to enter into this Agreement.

                (e)     (i)     it is the joint legal owner of the Shares set
                                out opposite its name in Schedule 1 free from all Security Interests of any nature whatsoever;
                                and

                        (ii) there is no Security Interest on, over, or affecting the Shares set out opposite its name in Schedule 1 and there is no agreement or arrangement to give or create any such Security Interest and no claim has been or will be made by any person to be entitled to any of the foregoing.

5.12 The Warrantors jointly and severally represent and warrant to the Buyer that each of the Hat Hill Warranties is true and accurate in all respects.

6       LIMITATIONS ON WARRANTY CLAIMS

6.1 The maximum aggregate liability of the Warrantors for all Claims (when aggregated with all Claims under the Tax Deed) is Pound
        Sterling11,782,500.

6.2     The Warrantors shall not be liable for any Claim:

        6.2.1 unless the aggregate amount of the Claim and any other Claims exceeds Pound Sterling120,000 (in which case the Buyer shall be entitled to claim the whole of such sum and not merely the excess);

        6.2.2 unless the Buyer notifies the Warrantors of details of the Claim (including an estimate of the amount claimed) on or before the expiry of:

                (a) seven years and one month from the Completion Date in the case of a Claim for breach of any of the Tax Warranties; and

                (b) the date that is three months after the audited accounts of the Company for the Financial Year ending on 31 December 2001 have been signed off by the directors of the Company and in any event not later than 30 June 2002; and

                (c) the Buyers provide to the Sellers upon their request such further information relating to the Claim as available to the Sellers and is reasonably required by the Sellers for the purpose of evaluating the fact and/or amount of their liability;

        6.2.3 which is not satisfied, settled or withdrawn within 12 months of the date of notification of such Claim under clause 6.2.2 unless proceedings in respect of it have been issued and served on the Warrantors;

        6.2.4 to the extent that such Claim would not have arisen but for an act or omission of the Buyer after Completion and which the Buyer knew would be likely to cause a Claim which might otherwise have been avoided, provided that this clause shall not apply to such acts or omissions which were:

                (a)     carried out in the ordinary course of business; or

                (b) carried out pursuant to a legally binding obligation which had been entered into by the Company or the Sellers prior to the Completion Date; =

        6.2.5 if and to the extent that the Warrantors pay at any time to the Buyer an amount pursuant to a Claim and the Buyer subsequently recovers from some other person any sum in respect of the matter giving rise to such Claim the Buyer shall forthwith repay to the Warrantors so much of the amount paid by the Warrantors to the Buyer as does not exceed the sum recovered from such other person by the Buyer less all reasonable costs, charges and expenses incurred by the Buyer in recovering that sum from such other person.

6.3 Any liability of the Warrantors hereunder shall be reduced by an amount equal to the amount by which any taxation for which the Company is or may be liable to be assessed or accountable is reduced or extinguished as a result of any such liability.

6.4 Except as expressly provided in this Agreement all warranties and representations on the part of the Warrantors whether express or implied statutory or otherwise are hereby excluded and the Buyer acknowledges and represents to the Warrantors that it has not relied on any warranties, representations or disclosures other than those incorporated in this Agreement and the Disclosure Letter.

6.5 The Warrantors shall not be liable hereunder in respect of any Claim by the Buyer which, or the subject matter of which occurs or arises or to the extent that the liability of the Warrantors in respect thereof is increased as a result of:

        6.5.1 any fact, circumstance, event or matter disclosed or deemed to be disclosed in the Disclosure Letter or in this Agreement;

        6.5.2 any matter or thing provided for by this Agreement or any document annexed or scheduled hereto; and

        6.5.3 any increase in the rates of taxation and any legislation not in force at the date of this Agreement or as a result of any change in legislation hereafter.

6.6 Any amount paid by the Warrantors hereunder shall be treated as having reduced by that amount the consideration paid or payable for the Shares.

6.7 Notwithstanding that the liability of the Warrantors is joint and several, in the event of death of either Warrantor, the estate of the first of the Warrantors to die shall be released from all and any liability in respect of the Tax Warranties and the Tax Deed save to the extent of claims made and received on or before the first anniversary of the date of death and all further liability shall be borne by the other Warrantor alone to whom (and to whose estate) this Clause 6.7 shall not apply.

6.8 The limitations set out in this clause 6 do not apply to a breach of Warranty or any other term of this Agreement:

        6.8.1   resulting from fraud or negligent conduct;

        6.8.2   in respect of a Warranty set out in paragraphs 2.1, 2.2.1, 2.3,
                3.1 and 4.1, (inclusive) of Schedule 3; or

        6.8.3   in respect of the representation and warranty set out in clause
                5.12 or any of the Hat Hill Warranties.

7       UNDERTAKINGS OF THE WARRANTORS

7.1 The Warrantors undertake to the Buyer for itself and as agent and trustee for the Company, that each of them will not do any of the following things:

        7.1.1 for a period of two years starting on the Completion Date, either alone or jointly with, through or as adviser to, or agent of, or manager for, any person directly or indirectly carry on or be engaged, concerned or interested in or assist a business which competes, directly or indirectly, with a business of the Company as carried on at the Completion Date or at any time in the twelve months prior to that date in a territory in which that business is, or was carried on, at any such date or time;

        7.1.2 for a period of two years starting on the Completion Date, do or say anything which is harmful to the goodwill of the Company or which may lead a person who has dealt with the Company at any time during the twelve months prior to the Completion Date to cease to deal with the Company on substantially equivalent terms to those previously offered or at all;

        7.1.3 for a period of two years starting on the Completion Date, other than in the ordinary course of its business, on its own account or in conjunction with or on behalf of any other person in respect of the products or services of the Company's business either seek to obtain orders from, or do business with, or encourage directly or indirectly another person to obtain orders from or do business with, a person who has been a customer of the Company at any time during the twelve months prior to the Completion Date;

        7.1.4 for a period of two years starting on the Completion Date, engage, employ, solicit or contact with a view to his engagement or employment by another person, a director, officer, executive, employee or manager of the Company or a person who was a director, officer, executive, employee or manager of the Company at any time during the twelve months prior to the Completion Date (save that this restriction in this clause 7.1.4 shall not apply to Guy Topham), in either case where the person in question either has Confidential Information or would be in a position to exploit the Company's trade connections; or

        7.1.5 for a period of two years starting on the Completion Date, seek to contract with or engage (in such a way as to affect adversely the Company's business) a person who has been contracted with or engaged to manufacture, assemble, supply or deliver goods or services to the Company at any time during the twelve months prior to the Completion Date, provided that nothing in this Clause 7.1 shall restrict Mark Neil Cass from directly or indirectly carrying on, being engaged, concerned or interested in by or through Artline Limited the business carried on by that company as at the date of this Agreement.

7.2 Each undertaking in Clause 7.1 is accepted by each Seller as being reasonable in the circumstances for the protection of the interests of the Buyer and agrees each such undertaking constitutes an entirely independent undertaking and, if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind all of the Sellers.

7.3 On receiving the Buyer's reasonable request, the Sellers shall (at their cost):

        7.3.1 do and execute, or arrange or procure to be done and executed, each act, document and thing necessary to implement this Agreement; and

        7.3.2 give to the Buyer all information each of them possesses or to which they have access relating to the Company's business and allow the Buyer to copy any document containing that information.

7.4 The Buyer acknowledges that Mark Neil Cass shall not be in breach of any of the undertakings set out in clause 7.1 as a direct result of performing his duties as an employee of a member of the Buyer's Group.

7.5 The Warrantors undertake to the Buyer for itself and as agent and trustee for the Company, that each of them will not either alone or jointly with, through or as manager, adviser, consultant or agent for a person, directly or indirectly use or authorise, encourage or assist any person to use the name consisting of or including any of the words "TIB", "TIB UK", "THE IMAGE BANK" or "THE IMAGE BANK UK" or use in that connection anything which is intended, or is likely to be confused with, any of those names.

8       INDEBTEDNESS

8.1 By reference to the cash-flow forecast ("SHEET A") and list of balances ("SHEET B") appended to this Agreement the Warrantors hereby undertake warrant and confirm that:

        (a) the creditors and debtors separately identified in column (1) of Sheet A have either been paid in full by the Company or have made payment in full to the Company (as the case may be) save for those three payments and one receipt set out in Sheet B;

        (b) the total cash balance available to the Company (adjusted to allow the sum of Pound Sterling10,113 to be retained by the Warrantors) as at the close of business on 18 September 2000 (as disclosed by Sheet B) was not less than Pound Sterling430,000.

8.2 To the extent that the total cash balance available to the Company as at the close of business on 18 September 2000 is less than Pound Sterling430,000 the Warrantors hereby agree to indemnify and upon demand immediately to reimburse to the Buyer on a (Pound Sterling) pound for (Pound Sterling) pound basis an amount equal in value to such shortfall whether or not the Warrantors knew or could reasonably have known of any such shortfall.

9       RESTRICTIONS ON TRANSFER

9.1 The Sellers (i) understand that the Consideration Shares to be acquired by them pursuant to this Agreement have not been registered under the Securities Act, or under any state securities laws, and are being exchanged in reliance upon federal and state exemptions for transactions not involving a public offering, (ii) are acquiring the Consideration Shares solely for their own account for investment purposes, and not with a view towards the resale or distribution thereof or with any present intention of offering or selling any of the Consideration Shares in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction, (iii) are each an "accredited investor", as such term is defined under Rule 501(a) of the Securities Act, (iv) are sophisticated investors (or in the case of those Sellers that are Trusts, are directed by sophisticated persons) with such knowledge and experience in business and financial matters to evaluate the merits and risks inherent in holding the Consideration Shares, (v) have received certain information concerning the Buyer, including, without limitation (A) the Buyer's annual report on Form 10-K for the period ended 31 December 1999, (B) the Buyer's quarterly report on Form 10-Q for the quarterly period ended 30 June 2000, (C) each of the current reports on Form 8-K filed by the Buyer under the Exchange Act since 31 December 1999 and (D) the 1999 annual report to stockholders of the Buyer, and have had the opportunity to obtain such financial and additional information and ask such questions of representatives of the Buyer as desired in order to evaluate the merits and the risks inherent in holding the Consideration Shares and to verify the accuracy of any information that is provided to the Sellers pursuant to this clause 10.1, and (vi) are able to bear the economic risk and lack of liquidity inherent in holding the Consideration Shares which have not been registered under the Securities Act.

9.2 The Sellers will not, upon receipt of the Consideration Shares to be received by them in exchange for the Shares held by them, offer, sell, pledge or otherwise transfer or dispose of any of the Consideration Shares except (i) as permitted by, and in accordance with, an exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Buyer so requests) or (ii) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. The Sellers understand that the registrar and transfer agent will not be required to accept for registration of transfer any of the Consideration Shares, except upon presentation of evidence reasonably satisfactory to the Buyer that the foregoing restrictions on transfer have been complied with.

9.3 The Sellers acknowledge that the Buyer may issue stop transfer instructions to its registrar and transfer agent with respect to the Consideration Shares to be received by them in exchange for the Shares in the event that any of them attempt to transfer such shares in violation of this Agreement and that a restrictive legend will be placed on the certificates delivered to them evidencing the Consideration Shares in substantially the following form:

        "This certificate and the shares represented hereby have been issued pursuant to a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a registration statement in effect at the time or unless the proposed sale or disposition can be made without registration in reliance upon an exemption from the registration requirements promulgated under the Securities Act."

9.4 The Sellers acknowledge that, except as otherwise provided in this Agreement, the Buyer is under no obligation to register the sale, transfer, pledge or other disposition of the Consideration Shares to be received by them or to take any exemption from registration available.

9.5 The Sellers hereby covenant to the Buyer that they will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of or encumber any of the Consideration Shares issued to them pursuant to this Agreement at any time during the period of 12 months from and including the Completion Date provided that during such period the Sellers shall be entitled to enter into a hedging transaction with the object or effect of reducing their risk with respect to any of the Consideration Shares issued to them in accordance with U.S securities laws.

10      INDEMNITY

        The Warrantors shall indemnify and hold harmless the Buyer (acting for itself and as trustee for the Company) against all losses, damages, charges, fines, costs, expenses, judgments and settlement amounts incurred directly or indirectly by the Buyer or the Company (including without limitation legal and other professional fees and expenses) in connection with or as a consequence of a failure by the Company prior to Completion to provide a pension for or payment of a contribution towards pension benefits for an employee or former employee because of that employee or former employee's part-time status or the number of hours worked by that individual per week.

11      ANNOUNCEMENTS

11.1 No announcement or public statement concerning the existence, subject matter or any term of this Agreement shall be made by or on behalf of any party without the prior written approval of the other such approval not to be unreasonably withheld or delayed.

11.2 This clause shall not affect any announcement or public statement by any party required by law, a securities exchange or regulatory or governmental body to which such party is subject, including the rules of a stock exchange, in which case the party concerned shall make all reasonable attempts to agree the contents of such announcement or statement with the other parties before it is made.

12      ASSIGNMENT

        No party shall be entitled to assign or transfer all or any of its rights, benefits or obligations under this Agreement except that the Buyer may assign or transfer its rights under clause 5 to another member of the Buyer's Group provided that, if the transferee leaves the Buyer's Group, it shall, prior to such departure, re-assign or re-transfer such rights or obligations back to a member of the Buyer's Group.

13      RIGHTS OF THIRD PARTIES

        A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Act.

14      VARIATION

        A variation of this Agreement must be signed by or on behalf of each party.

15      WAIVER

        A delay in exercising, or failure to exercise, any right or remedy under this Agreement does not constitute a waiver of such or other rights or remedies. No single or partial exercise of any right or remedy prevents further exercise of such or other rights or remedies. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

16      COSTS

        Each party shall pay its own costs resulting from the negotiation, preparation and implementation of this Agreement.

17      NO RECOURSE

        No past, present or future director, officer, employee, member, shareholder, incorporator, partner, or affiliate of the Buyer or the Sellers (except to the extent bound by the terms of this Agreement) shall have any liability for any obligations of the Buyer or the Sellers under this Agreement or for any claim based on such obligations.

18      COUNTERPARTS

        This Agreement may be executed in any number of counterparts, each of which when executed and delivered constitutes an original of this Agreement, but all the counterparts shall together constitute one and the same agreement. No counterpart shall be effective until each party has executed at least one counterpart.

19      NOTICES

19.1 A notice or other communication given under this Agreement shall be in writing and shall be served by delivering it to the party due to receive it at the address set out in this clause 19 and shall be deemed to have been delivered in accordance with this clause 19.

19.2    The parties' addresses for the purposes of this Agreement are:

        for the Buyer  Getty Images Inc.
                       701 North 34th Street
                       Suite 400
                       Seattle
                       Washington 98103, USA
                       For the attention of: Nick Evans-Lombe


        for the Seller Mark Cass and Wilfred Cass
        At the addresses set out in schedule 1.


        or such other address as the relevant party notifies to the other [party/ies].

19.3    A notice so addressed shall be deemed to have been received:

        19.3.1  if personally delivered, at the time delivery;

        19.3.2 if sent by pre-paid recorded delivery or registered post, 48 hours after the date of posting; and

        19.3.3 if sent by registered air-mail, five days after the date of posting.

19.4 For the avoidance of doubt, any notice given under this Agreement shall not be validly served if sent by e-mail or by fax.

20      GOVERNING LAW

        This Agreement is governed by, and shall be construed in accordance with, English law.

21      JURISDICTION

        Each of the parties irrevocably agrees that the courts of England have exclusive jurisdiction to decide and to settle any dispute or claim arising out of or in connection with this Agreement.

22      ENTIRE AGREEMENT

22.1 This Agreement constitutes the entire agreement and supersedes any previous agreements between the parties relating to the subject matter of this Agreement.

22.2 The Warrantors are not liable to the Buyer (in equity, contract or tort, under the Misrepresentation Act 1967 or in any other way) for a representation that is not set out in this Agreement.

22.3 Nothing in this clause 22 shall have the effect of limiting or restricting any liability of the Warrantors arising as a result of any fraud, wilful misconduct or wilful concealment.

                                   SCHEDULE 1
                                   THE SELLERS

               AGREED SHARE PRICE $41-77 $1.4055 = POUND STERLING1
------------------------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS          NO. OF SHARES          NO. OF          NO. OF            NO. OF       VALUE OF      CASH         TOTAL
                                            CONSIDERATION    CONSIDERATION     CONSIDERATION      LOAN
                                               SHARES           SHARES         SHARES SUBJECT    NOTES
                                                                               TO THE ESCROW
                                                                                 AGREEMENT
         1                      2                 3                4                5               6           7            8
------------------------------------------------------------------------------------------------------------------------------------
Mark Neil Cass          25 "B" convertible  Pound Sterling   Pound Sterling                    Pound                    Pound
279 Central Park West   preferred ordinary  736,406          736,406                           Sterling                 Sterling
Apartment 10A           shares of Pound                                                        2,209,219                2,945,625
New York 10024          Sterling1 each
USA                                         Shares 24,779    Shares 24,779                     $3,105,057
------------------------------------------------------------------------------------------------------------------------------------
Wilfred Richard Cass    44 "A" convertible  Pound Sterling   Pound Sterling   Pound Sterling   Pound                    Pound
Hathill Copse           preferred ordinary  3,682,031        2,936,932        745,099          Sterling                 Sterling
Goodwood                shares of Pound                                                        1,502,269                5,184,300
Chichester              Sterling1 each                                                         $2,111,439
West Sussex                                 Shares 123,895   Shares 98,823    Shares 25,072
PO18 0QP
------------------------------------------------------------------------------------------------------------------------------------
Trustees of the         25 "C" convertible  Pound Sterling   Pound Sterling   Pound Sterling                            Pound
W.R. Cass               preferred ordinary  2,945,625        2,200,526        745,099                                   Sterling
Discretionary           shares of Pound                                                                                 2,945,625
Settlement              Sterling1 each      Shares 99,116    Shares 74,044    Shares 25,072
------------------------------------------------------------------------------------------------------------------------------------
Eric & Wilfred Cass     6 "A" convertible                                                                  Pound        Pound
as trustees of the      preferred ordinary                                                                 Sterling     Sterling
Hat Hill                shares                                                                             706,950      706,950
Sculpture Foundation
------------------------------------------------------------------------------------------------------------------------------------
                                            Pound            Pound            Pound            Pound       Pound        Pound
                  TOTAL STERLING            Sterling         Sterling         Sterling         Sterling    Sterling     Sterling
                                            7,364,062        5,873,864        1,490,198        3,711,488   706,950      11,782,500
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Total of
                                                                                                                        Columns 3,
                                                                                                                        6 & 7
                                                                                                                        ------------

x = average Getty share price in $

                                   SCHEDULE 2
                          INFORMATION ABOUT THE COMPANY

                                     PART A
                                   THE COMPANY

1  Registered number:                   3239434

2  Date of incorporation:               19 August 1996

3  Place of incorporation:              United Kingdom

4  Registered office address:           17 Conway Street, Fitzrovia, London W1P 6EE

5  Type of company:                     Private

6  Authorised share capital:

   (a) amount:                          Pound Sterling10,000

   (b) number and class of shares:      9,850 Ordinary shares of Pound Sterling1 each;
                                        50 "A" convertible preferred ordinary shares of
                                        Pound Sterling1 each; 25 "B" convertible
                                        preferred ordinary shares of Pound Sterling1
                                        each; 25 "C" convertible preferred ordinary
                                        shares of Pound Sterling1 each; and 50
                                        preference shares of Pound Sterling each 7
                                        Issued share capital:

   (a) amount:                          Pound Sterling100

   (b) number and class of shares:      50 "A" convertible preferred ordinary shares of
                                        Pound Sterling1 each; 25 "B" convertible
                                        preferred ordinary shares of Pound Sterling1
                                        each; and 25 "C" convertible preferred ordinary
                                        shares of Pound Sterling1 each 8 Directors: Mark
                                        Neil Cass and Wilfred Richard Cass

9  Secretary:                           Rubina Marshall

10 Accounting reference date:           31 December

11 Auditors:                            Rawlinson & Hunter

12 Bankers:                             Barclays Bank plc

13 Tax residence:                       UK

14 VAT registration no.:                GB340242894

15 Bank accounts:                       Ascot Branch
                                        19 High Street
                                        Ascot
                                        Berks
                                        SL5 7JG

                                        A/C NAME:              A/C NAME:      SORT CODE:
                                        ---------              ---------      ----------
                                        Business Current       20937991       20-02-53
                                        A/C

                                        Business Premium       50349364       20-02-53
                                        A/C

                                        Currency Call          56099299       20-02-53
                                        Deposit A/C US$

                                        Business Premium       50541168       20-02-53
                                        A/C
                                        (Alladvantage.com
                                        Ltd)
                                        Treasury Deposit       87644699
                                        A/C

                                        47/48 St. Stephen's Green
                                        Dublin 2
                                        Ireland

                                        A/C NAME:              A/C NO:        SORT CODE:
                                        ---------              --------       ----------
                                        Corporate Banking      38713401       99-02-12
                                        Ireland IRY

16 Charges:                             Alladvantage.com for rent deposit of Pound
                                        Sterling40,000

                                   SCHEDULE 3
                                   WARRANTIES

                                TABLE OF CONTENTS

NO.      SUBJECT MATTER
---      --------------
1        Definitions

2        Capacity and Authority

3        Information

4        Shares and Subsidiary Undertakings

5        Accounts

6        Management Accounts

7        Images

8        Assets

9        Intellectual Property

10       Insurance

11       Real Property

12       Environmental Matters

13       Agreements

14       Terms of Trade and Business

15       Effect of Sale

16       Employees

17       Pensions and Other Benefits

18       Liabilities

19       Permits

20       Insolvency, Winding up etc.

21       Competition

22       Litigation and Compliance with Law

23       Insider Agreements

24       Constitution, Registers and Returns

25       Brokerage or Commissions

1       In this Schedule:

"COMPANY" means Cass & Cass Limited;

"COMPANY IMAGES" means together the TIB Originated Franchised Images, the Company Originated Franchised Images and the LDA Images;

"COMPANY ORIGINATED FRANCHISED IMAGES" means those Images that the Company has obtained or commissioned from photographers or other third parties and were dealt with by the Company subject to the TIB Images Licence Agreement;

"ENVIRONMENT" means:

(a) land, including, without limitation, surface land, sub-surface strata, sea bed and river bed under water (as defined in paragraph (b)) and natural and man-made structures;

(b) water, including, without limitation, coastal and inland waters, surface waters, ground waters, water in drains and sewer controlled waters; and

(c) air, including, without limitation, air inside buildings and other natural and man-made structures above or below ground;

"ENVIRONMENTAL LAW" means applicable law (whether civil, criminal or administrative), common law, statute, subordinate legislation, treaty, regulation, directive, decision, by-law, circular, code, order, notice, demand, decree, injunction, resolution, judgment or resolution of a government, quasi-government, supranational, federal, state or local government, statutory, administrative or regulatory body, court, agency or association in any part of the world with regard to the pollution or protection of the Environment, harm to or the protection of the health of humans, animals or plants including, without limitation, laws relating to:

(a)     public and workers' health and safety;

(b)     noise, vibration or radiation;

(c) the release or discharge of industrial, radioactive, dangerous, toxic or hazardous substances, waste (whether in solid, semi-solid or liquid form or in the form of a gas or vapour) and genetically modified organisms into the Environment; and

(d) the generation, manufacture, processing, use, treatment, storage, distribution, disposal, transport or handling of any of the substances, waste and organisms referred to in paragraph (c);

"ENVIRONMENTAL PERMIT" means any permit, licence, authorisation, consent or other approval required under or in relation to any Environmental Law;

"ENVIRONMENTAL PROCEEDING" means a civil, criminal, arbitration, administrative or other proceeding concerning any Environmental Law and/or the pollution or protection of the Environment (including the disposal of waste) or harm to or the protection of the health of humans, animals or plants;

"HAZARDOUS SUBSTANCE" means a natural or artificial substance, organism, preparation or article which, if present, generated, manufactured, processed, used, treated, stored, distributed, disposed of, transported or handled (alone or combined with another substance, preparation or article) is capable of causing harm to the Environment or a living organism, or which is prohibited or restricted under Environmental Law;

"LETTING" an underlease dated 20 June 2000 between (1) the Company (2) Alladvantage.com Limited of the second and third floors of 17 Conway Street London W1;

"LDA IMAGES" means those Images that the Company has acquired licencing rights to (not being TIB Originated Franchised Images or Company Franchised Images) including without limitation Images in respect of which rights have been acquired pursuant to any of the photographer agreements as entered into by the Company in furtherance of the M. Loco Agreement; and

"TIB ORIGINATED FRANCHISED IMAGES" means those Images that TIB has obtained or commissioned from photographers or other third parties that were dealt with by the Company subject to the TIB Images Licence Agreement.

2       CAPACITY AND AUTHORITY

2.1     INCORPORATION AND EXISTENCE

        The Company is a private limited company incorporated under English law and has been in continuous existence since incorporation.

2.2     RIGHT, POWER, AUTHORITY AND ACTION

        2.2.1 The Sellers have the right, power and authority, and have taken all action necessary, to execute, deliver and exercise their rights, and perform their obligations, under this Agreement and each document to be executed at or before Completion.

        2.2.2 The Company has the right, power and authority to conduct its business as conducted at the date of this Agreement.

2.3     BINDING AGREEMENTS

        The Sellers' obligations under this Agreement are enforceable in accordance with their terms.


3       INFORMATION

3.1     GENERAL

        The information in Schedule 2 is true, accurate and not misleading.

3.2     THE AGREEMENT AND THE DISCLOSURE LETTER

        The information set out in this Agreement and the Disclosure Letter (including each annex to the Disclosure Letter) is true, accurate and not misleading.

3.3 All other information listed in the Disclosure Letter was when given and is at the date hereof true and accurate in all respects.

4       SHARES AND SUBSIDIARY UNDERTAKINGS

4.1     THE SHARES

        4.1.1   The Sellers are the sole legal owners of the Shares.

        4.1.2 The Shares together with the Hat Hill Trustees Shares comprise the whole of the Company's issued and allotted share capital, have been properly issued and are fully paid or credited as fully paid.

        4.1.3 There is no Security Interest, and there is no agreement, arrangement or obligation to create or give a Security Interest, in relation to any of the Shares or unissued shares in the capital of the Company. No person has claimed to be entitled to a Security Interest in relation to any of the Shares.

        4.1.4 Other than this Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of the Company (including, without limitation, an option or right of pre-emption or conversion).

4.2     SUBSIDIARY UNDERTAKINGS

        4.2.1 The Company does not have, and has never had, a subsidiary undertaking.

        4.2.2 The Company has no interest in, and has not agreed to acquire an interest in, a corporate body.

5       ACCOUNTS

5.1 The Accounts of the Company give a true and fair view of the state of affairs of the Company as at the Accounts Date and of its results for the Financial Year ended on the Accounts Date.

5.2     Without limiting the generality of paragraph 5.1:

        5.2.1 the Accounts of the Company either make full provision for or disclose all liabilities (whether actual, contingent or disputed and including financial lease commitments and pension liabilities), all outstanding capital commitments and all bad or doubtful debts of the Company as at the Accounts Date, in each case in accordance with generally accepted accounting principles;

        5.2.2 the Accounts were prepared under the historical convention, complied with the requirements of all relevant laws then in force and with all statements of standard accounting practice (or financial reporting standards) and generally accepted accounting principles of the United Kingdom then in force;

        5.2.3 any redundant or obsolete stock has been wholly written off, and in no case did the value attributed to any stock included in the Last Accounts exceed the lower of cost and net realisable value as at the Accounts Date;

        5.2.4 the basis of depreciation and amortisation adopted in the Accounts of the Company were the same as those adopted in the Accounts of the Company for the two financial years preceding the financial year ended on the Last Accounts Date;

        5.2.5 the rate of depreciation adopted by the Company in the Accounts was sufficient for each of the fixed assets of the Company to be written down to nil by the end of its useful life;

        5.2.6 except as stated in its Accounts, no changes in the accounting policies were made by the Company in any of its financial years ended on the Last Accounts Date;

        5.2.7 the results shown by the Accounts were not (except as therein disclosed) affected by any extraordinary or exceptional item or by any other factor rendering such results for all or any of such periods unusually high or low.

5.3     POSITION SINCE LAST ACCOUNTS DATE

        Since the Last Accounts Date, there has been no material adverse change in the financial or trading position of the Company, save to the extent that the material adverse change arose as a direct result of the conduct of a member of the Buyer's Group, and no event, fact or matter, so far as the Sellers are aware, has occurred which is likely to give rise to any such change.

        5.3.1   Since the Last Accounts Date:

                (a) the business of the Company has been carried on in the ordinary and usual course consistent with past practices and the Company has not made or agreed to make any payment other than routine payments in the ordinary and usual course of trading;

                (b) no dividend or other distribution (within the meaning of section 209, 210, or 418 of the Taxes Act) has been declared, paid or made by the Company (except for any dividends provided for in the Accounts of the Company);

                (c) no share or loan capital has been allotted or issued or agreed to be allotted or issued by Company;

                (d) there has been no material change in the level of borrowing or in the working capital requirements of the Company;

                (e) all transactions between the Company and any of the Sellers have been on arm's length terms;

                (f) no contract, liability or commitment (whether in respect of capital expenditure or otherwise) has been entered into by the Company which is of a long term or unusual nature or which involved or could involve an obligation of a material nature or magnitude (a liability for expenditure in excess of Pound Sterling30,000 being included as material for this purpose);

                (g) the Company has not (whether in the ordinary and usual course of business or otherwise) acquired or disposed of, or agreed to acquire or dispose of, any business or any asset having a value in excess of Pound Sterling10,000;

                (h) no debtor has been released by the Company on terms that it pays less than the book value of its debt and no debt in excess of Pound Sterling5,000 owing to the Company has been deferred, subordinated or written off or has proved to any extent irrecoverable;

                (i) no change has been made in terms of employment, including pension fund commitments, by the Company (other than those required by law) which could increase the total staff costs of the Group by more than Pound Sterling10,000 per annum or the remuneration of any one director or employee by more than Pound Sterling5,000 per annum;

                (j) there has been no material increase or decrease in the levels of debtors or creditors or in the average collection or payment periods for the debtors and creditors respectively;

                (k) the Company has not repaid any borrowing or indebtedness in advance of its stated maturity;

                (l) there has been no material reduction in the cash balances of the Company;

                (m) no resolution of the members of the Company has been passed whether in general meeting or otherwise (other than resolutions relating to the routine business of annual general meetings);

                (n) the business of the Company has not been affected by any abnormal factor not affecting to a similar extent generally all companies carrying on similar businesses in the United Kingdom.

5.4     ACCOUNTING AND OTHER RECORDS

        5.4.1   The statutory books and books of account of the Company:

                (a) are up-to-date and have been maintained in accordance with Section 223 of the Companies Act and UK generally accepted accounting principles on a proper and consistent basis;

                (b) comprise complete and accurate records of all information required to be recorded therein;

                (c) are in its possession or under its control together with all documents of title and executed copies of all existing agreements to which the Company is a party.

        5.4.2 All accounts, documents and returns required by law to be delivered or made by the Company to the Registrar of Companies or any other authority have been duly and correctly delivered or made.

\
5.5     ACCOUNTING REFERENCE DATE

        5.5.1 The accounting reference date of the Company under section 224 of the Companies Act is, and during the last two years always has been, the date specified in schedule 2 in respect of the Company.

6       MANAGEMENT ACCOUNTS

        The Management Accounts:

6.1 have been prepared on a proper, reasonable and consistent basis, have been carefully reviewed by the Sellers and are believed by the Sellers to be fair and reasonable;

6.2 do no materially misrepresent the state of affairs of the Company as at and for the period ended on the date to which they were prepared; and

6.3 adequately set out all assets and make full provision for (or contain a note in accordance with good accounting practice respectively) all liabilities (whether actual, disputed, deferred or contingent, liquidated or unliquidated) (including Taxation and bad or doubtful debts) and all outstanding capital commitments of the Company as at the date to which they were prepared.

6.4     GENERAL

        Since the Management Accounts Date:

        6.4.1 the Company's business has been operated in the usual way so as to maintain it as a going concern;

        6.4.2 there has been no adverse change in the financial or trading position of the Company;

        6.4.3 no material change has occurred in the assets and liabilities shown in the Management Accounts and there has been no reduction in the value of the net tangible assets of the Company on the basis of the valuations used in the Management Accounts;

        6.4.4 the Company has not, other than in the usual course of its business:

                (a) acquired or disposed of, or agreed to acquire or dispose of, an asset; or

                (b) assumed or incurred, or agreed to assume or incur, a liability, obligation or expense (actual or contingent);

        6.4.5   the Company has not:

                (a) made, or agreed to make, capital expenditure exceeding in total Pound Sterling10,000; or

                (b) incurred, or agreed to incur, a commitment or commitments involving capital expenditure exceeding in total Pound Sterling10,000;

        6.4.6 the Company's business has not been materially and adversely affected by the termination of, or a change in the terms of, an agreement or by the loss of a customer or supplier and to the best of the Seller's knowledge, information and belief, no fact or circumstance exists which might have a material and adverse effect on the Company's business;

        6.4.7 the Company has not declared, paid or made a dividend or distribution;

        6.4.8   the Company has not changed its accounting reference period;

        6.4.9 no resolution of the shareholders of the Company has been passed;

        6.4.10 the Company has not created, allotted, issued, acquired, repaid or redeemed share or loan capital or made an agreement or arrangement or undertaken an obligation to do any of those things; and

        6.4.11 the Company has both paid its creditors and collected its debts in the normal and usual course.

7       IMAGES

7.1 The Company does not own any Images and the Company Images constitute all of the Images used or held for use by the Company.

7.2 So far as the Sellers are aware the Company has not granted any license, sublicense or other right to any person with respect to LDA Images, Company Originated Franchised Images or, TIB Originated Franchised Images that would constitute a breach of any agreement or license pertaining to such Company Images.

7.3 The Company has not done or failed to do anything in relation to the TIB Originated Franchised Images or the Company Originated Franchised Images that would result in the Company having any liability under the TIB Images Licence Agreement for any loss or damages to such images. The Company has also not done or failed to do anything in relation to TIB Footage (as defined in the TIB Footage Licence Agreement) that would lead to the Company having any liability under the TIB Footage Licence Agreement for any loss of or damage to the TIB Footage.

7.4 The Company has not whether directly or indirectly lost or damaged any LDA Images. For the avoidance of doubt it is accepted by the Buyer that neither the Company nor the Sellers are responsible for the loss of any LDA Images whilst in the possession or control of a member of the Buyers Group.

7.5 So far as the Sellers are aware, the display, sale, reproduction, electronic transmission, performance, marketing, distribution and sublicensing of the LDA Images by the Company does not infringe upon the Intellectual Property right, privacy rights or right of publicity of any third party. The display, sale, reproduction, electronic transmission, performance, marketing, distribution and sublicensing of the LDA Images by the Company prior to Completion did not constitute a breach of any agreement or license to which the Company is a party.

7.6 Except as set out in the Disclosure Letter, no claims have been made and not disposed of, or are pending or, to the Sellers knowledge, threatened against the Company or, to the Sellers knowledge, against any customer of the Company or any third party licensor or licensee of Company
        Images: (i) based upon or challenging or seeking to deny or restrict the display, sale, reproduction, electronic transmission, performance, marketing, distribution or sublicensing by the Company of any of the Company Images; (ii) alleging that the sale, reproduction, distribution or sublicensing of the Company Images does or may infringe upon the Intellectual Property rights, privacy rights, or right of publicity of any third party; (iii) challenging the Company's rights to the Company Images (iv) alleging that any services provided by, processes used by or Images offered by the Company infringe upon or misappropriate any Intellectual Property right of any third party. Except as set forth in the Disclosure Letter, within the past 12 months no person has requested indemnification from the Company based on the proper use of Company Image.

7.7 The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of the rights of the Company, as they exist on the date hereof or on the Completion Date, to sell, reproduce, market, transmit electronically, perform, distribute or sublicense any of the Company Originated Franchised Images or the LDA Images.

7.8 Prior to any display, sale, marketing, electronic transmission, performance, reproduction, distribution or sublicensing of any Company Originated Franchised Images or the LDA Images, prior to Completion either: (i) the Company has obtained in writing all such releases and/or other third party consents or authorisations necessary for such display, sale, marketing, electronic transmission, performance, reproduction, distribution or sublicensing; or (ii) the artist providing such Company Originated Franchised Images or LDA Images has represented and warranted to the Company that he has obtained such releases and/or other third party consents or authorisations. Copies of such releases and/or other third party consents or authorisations are either kept by the Company at its offices or are required to be provided to the Company upon request pursuant to the Company's agreements with the artists providing such Company Originated Franchised Images or LDA Images. Except as set forth in the Disclosure Letter, the Company has not, prior to Completion, entered into any contract for the storage and handling of Images.

7.9 With respect to each license or agreement by which the Company has obtained the right to display, sell, reproduce, market, transmit electronically, perform, distribute or sublicense the LDA Images or by which the Company has granted to any third party the right to display, sell, reproduce, market, transmit electronically, perform or distribute any LDA Images (except for those that expire by their terms prior to Completion):

        (a) such license or agreement is legal, valid, binding and enforceable and in full force and effect and, together with the related invoices, represents the entire agreement between the parties thereto with respect to the subject matter thereof;

        (b) such license or agreement will not cease to be legal, valid, binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transaction contemplated by this Agreement;

        (c) the Company has not: (A) received any notice of termination or cancellation under such license or agreement, and no party thereto has any right of termination or cancellation thereunder except in accordance with its terms; (B) received any notice of a breach or default under such license or agreement which breach or default has not been cured; and (C) granted to any other person any rights, adverse or otherwise, under such license or agreement; and

        (d) neither the Company nor, to the Sellers knowledge, any other party to such license or agreement is in breach or default thereof in any material respect and, to the Sellers knowledge, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or agreement.

7.10 The Disclosure Letter sets out each contract providing the Company with the right to display, reproduce, distribute or sublicense the use of any Image owned or controlled by a third party that has, since 1 January 1999 been terminated or revoked by either the Company or the third party.

8       ASSETS

8.1     TITLE AND CONDITION

        8.1.1 Each asset used by the Company or which is in the reputed ownership of the Company is:

                (a) legally and beneficially owned solely by the Company free from any Security Interest; and

                (b) where capable of possession, in the possession or under the control of the Company.

        8.1.2 The Company owns or has the right to use each asset necessary for the effective operation of its business.

        8.1.3 All equipment owned, possessed or used by the Company, having regard to its age, is in good working order.

        8.1.4 The Company's asset registers comprise a complete and accurate record of all the machinery, equipment, vehicles and other assets owned, possessed or used by it.

        8.1.5 Maintenance contracts are in force for each asset of the Company which it is normal to have maintained by independent or specialist contractors and for each asset which the Company is obliged to maintain or repair under a leasing or similar agreement. Those assets have been regularly maintained to a good technical standard and in accordance with:

                (a) safety regulations required to be observed in relation to them; and

                (b) the provisions of any applicable leasing or similar agreement.

8.2     HIRE PURCHASE AND LEASED ASSETS

        The Company is not a party to, nor is liable under, a lease or hire, hire purchase, credit sale or conditional sale agreement.

8.3     DEBTORS

        8.3.1 No debt shown in the Management Accounts or the Company's accounting records is overdue by more than 6 weeks or is the subject of an arrangement other than of the kind, particulars of which are set out in the Disclosure Letter.

        8.3.2 The Company has not released a debt shown in the Management Accounts or its accounting records so that the debtor has paid or will pay less than the debt's book value. None of the debts shown in the Management Accounts or the Company's accounting records has been deferred, subordinated or written off or become irrecoverable to any extent.

8.4     EFFECT ON AGREEMENTS

        To the best of the Sellers knowledge, information and belief, the introduction of the euro has not caused, will not cause and is not likely to cause, any agreement, arrangement or obligation to which the Company is a party to terminate or to be capable of termination and has not altered, will not alter and is not likely to alter the terms of or excuse or discharge performance of such an agreement.

8.5     TRAINING

        The Company has provided training sufficient to ensure that all relevant employees are capable of effectively operating all computer software and systems that have been produced or adapted to allow for reference to or use of the euro.

9       INTELLECTUAL PROPERTY

9.1 Other than as specified under clauses 7, 9.11, 9.12.4 and 13.8 of these Warranties, the Company does not own or use any Intellectual Property.

9.2 Any Intellectual Property owned by the Company is owned solely by the Company and is not subject to any security interest (of whatever nature) and the Company has not granted any such interest over any Intellectual Property owned by the Company.

9.3 So far as the Warrantors are aware, none of the operations of the Company infringe, have infringed, or are likely to infringe, any rights held by any third party or involve the unauthorised use of confidential information disclosed to the Company in circumstances which might entitle a third party to make a claim against the Company.

9.4 No claim has been made by any third party which alleges any infringing act or process which would fall within clause 9.3 of these Warranties or which otherwise disputes the right of the Company to use any Intellectual Property relating to its business and the Warrantors are not aware of any circumstances (including any act or omission to act) likely to give rise to such a claim.

9.5 There has not existed nor does there exist any actual or threatened infringement by any third party of any Intellectual Property held by the Company (including misuse of confidential information) or any event likely to constitute such an infringement nor has the Company acquiesced in the unauthorised use by any third party of any such Intellectual Property, nor is there any actual or threatened infringement by any third party of any Intellectual Property used under licence by the Company which is likely to affect the business of the Company.

9.6 None of the Warrantors has any interest or rights in or to receive any payment or right in respect of any Intellectual Property used by the Company (including for the avoidance of doubt all computer software designed, written, programmed or developed by the Company, the Warrantors or any employees or ex-employees of the Company and used by the Company).

9.7 No claims have been made or are threatened by employees or ex-employees to receive any payment or right in respect of any Intellectual Property used by the Company.

9.8     9.8.1   Other than in relation to the Company Images, no material
                licences have been granted to or by the Company in respect of any Intellectual Property owned or used by it, including without limitation licences with internet service providers and internet portals.

        9.8.2 The Company is not in material default under any licence, sub-licence or assignment granted to or by it in respect of any Intellectual Property owned or used by it.

9.9 No material Intellectual Property owned or used by the Company and no licence of Intellectual Property of which the Company has the benefit will be lost, or rendered liable to any right of termination or cessation by any third party, by virtue of the performance of the terms of this Agreement.

9.10 Where information of a confidential nature has been developed or acquired by the Company for the purposes of its business in the two year period prior to the date of this Agreement, such information (except insofar as it has fallen into the public domain through no fault of the Company) has been kept strictly confidential and has not been disclosed otherwise than subject to an obligation of confidentiality being imposed on the person to whom the information was disclosed. The Warrantors are not aware of any breach of such confidentiality obligations by any third party.

9.11    9.11.1 The Disclosure Letter sets out a true and complete list of all computer software developed in whole or in part by or on behalf of the Company including such developed computer software and databases that are operated or used by the Company on its web sites or used by the Company in connection with processing customer orders, storing customer information or storing and archiving Images.

        9.11.2 All the accounting records and systems (including but not limited to computerised accounting systems and the software and databases referred to in clause 9.11.1 of these Warranties) of the Company are recorded, stored, maintained or operated or otherwise held by the Company and are not wholly or partly dependent on any facilities or systems which are not under the exclusive ownership or control of the Company.

        9.11.3 The Company owns or is licensed to use all software necessary to enable it to continue to use its computerised records for the foreseeable future in the same manner in which they have been used prior to the date of this Agreement and does not share any user rights in respect of such software with any other person.

        9.11.4 All material software and hardware used by the Company is covered by a maintenance agreement which, so far as the Warrantors are aware, is fully enforceable and the terms of all such maintenance agreements are contained in the Disclosure Letter;

        9.11.5 Neither the hardware nor the software owned and/or used by the Company has been affected by any defects or faults which have caused any material interruption to the Company's business at any time during the 12 months prior to the date of this Agreement;

9.12    9.12.1  The Company does not use or apply and has not for the period of two years ending the date hereof used or applied any material unregistered trade or service marks, logos, device marks or designs in relation to any goods or services which the Company makes or provides.

        9.12.2 The Company does not have and has never had any applications for registration of trade or service marks.

        9.12.3 The Company does not own, licence or use and has never owned, licensed or used any domain name in connection with the business of the Company.

        9.12.4 The Company has only traded under the names set out below and has not traded under any other names (besides its own name):

                (a)     The Image Bank UK;

                (b)     Infocus International.

9.13    9.13.1  The Company is entitled under licence or otherwise to use all
                Intellectual Property which it uses in connection with, and which is material to, the business of the Company.

        9.13.2 So far as the Warrantors are aware, no third party has the right to prevent the Company using the Intellectual Property referred to in clause 9.13.1 of these Warranties.

9.14 The Company has not received any notice or has been engaged in any correspondence with the Data Protection Registrar relating directly or indirectly to the activities of that company or the Group and its compliance with the Data Protection Act 1984 and the Data Protection Act 1998 (to the extent applicable). The Company has taken all necessary steps to comply with and is in full compliance with the provisions of the Data Protection Act 1984 and the Data Protection Act 1998 (to the extent applicable) and the Company has not received any notice relating to subject access rights under the Data Protection Act 1984 and the Data Protection Act 1998 (to the extent applicable).

10      INSURANCE

10.1    POLICIES

        The Disclosure Letter:

        10.1.1 contains a list of each current insurance and indemnity policy in respect of which the Company has an interest (including any active historic policies which provide cover on a losses occurring basis) (together the "POLICIES");

        10.1.2 sets out, in relation to each of the Policies, the following information:

                (a)     name of insured(s);

                (b)     name of insurer(s);

                (c)     period of cover;

                (d)     classes of risks covered;

                (e)     basis of cover (ie. claims made or losses occurring);

                (f) deductible (amount of deductible and details of whether it is applied on (i) a per "cause" or "event" basis, and/or (ii) an aggregate basis);

                (g) any applicable limits (including any per "cause" or "event" limits and any aggregate limits);

                (h)     the premium payable in respect of the policy;

                (i)     all exclusions contained in the policy; and

                (j) any relevant conditions or warranties which may affect the availability of cover under the policy.

10.2    STATUS OF THE POLICIES

        10.2.1 Each of the Policies is valid and enforceable and is not void or voidable.

        10.2.2 The Company has not done anything or omitted to do anything which might:

                (a)     make any of the Policies void or voidable; or

                (b) prejudice the ability to effect insurance on the same or better terms in the future.

        10.2.3 No insurer under any of the Policies has disputed, or given any indication that they intend to dispute, the validity of any of the Policies on any grounds.

        10.2.4 To the best of the Sellers knowledge, information and belief, there is nothing which could:

                (a)     vitiate any of the Policies; or

                (b) prejudice the ability to effect insurance on the same or better terms in the future.

10.3    CLAIMS

        10.3.1 No claims have been made including without limitation claims in relation to lost, stolen or damaged Images or model or property consents without releases, no claim is outstanding and no fact or circumstance exists which might give rise to a claim under any of the Policies.

        10.3.2 No event, act or omission has occurred which requires notification under any of the Policies.

        10.3.3 None of the insurers under any of the Policies has refused, or given any indication that it intends to refuse, indemnity in whole or in part in respect of any claims under the Policies.

        10.3.4 Nothing has been done or omitted to be done, and there is nothing, which might entitle the insurers under any of the Policies to refuse indemnity in whole or in part in respect of any claims under the Policies.

10.4    PREMIUMS

        10.4.1  All premiums which are due under the Policies have been paid.

        10.4.2 The Company has not done anything or omitted to do anything, and there is nothing, which might result in an increase in the premium payable under any of the Policies as at the Completion Date.

11      REAL PROPERTY

11.1    GENERAL

        ll.1.1 The Property is all the immovable properties owned, occupied or used by the Company or in respect of which the Company has any estate, interest, right or liability (whether contingent, secondary or otherwise).

        11.1.2 In respect of the properties listed in Part B(ii) of Schedule 5, warranties under clauses 11 to 12.4 shall not apply. In addition, the Warrantors confirm that as regards the property at Upper Mount Street, Dublin, the terms of occupation are substantially similar to those appearing on the lease disclosed, and as regard the property at 57 Melville Street, Edinburgh, the terms of occupation are the terms appearing in the lease as disclosed.

11.2    TITLE

        11.2.1 The Company is solely entitled at law and in equity to the estate of the Property indicated in schedule 5, and has a good and marketable title to it.

        11.2.2 The title documents necessary to prove the Company's title to the Property are in the Company's possession and control have been properly stamped and are originals.

        11.2.3 There is no circumstance which could render any transaction affecting the Company's title to the Property liable to be set aside under the Insolvency Act 1986.

11.3    ENCUMBRANCES AND ADVERSE INTERESTS

        11.3.1 There is no mortgage, charge or lien (whether legal or equitable, fixed or floating), or other right in the nature of security over any Property or the title documents, nor any agreement or commitment to create any of the same.

        11.3.2 There is no outstanding agreement for sale, estate contract, option or right of pre-emption affecting any Property.

        11.3.3 So far as the Sellers are aware there is no covenant, restriction, stipulation or other encumbrance affecting any Property which is of a material nature.

        11.3.4  The Property is not subject to any of the matters referred to in section 70(1) of the Land Registration Act 1925.

        11.3.5 So far as the Sellers are aware there is no matter, event or thing which would be revealed by the local land charge search affecting any Property which has or could have a material affect on the use of the Property for the current use or under which any money is to be paid or may have to be paid by the Company or any successor in title.

        11.3.6 So far as the Sellers are aware, all covenants, restrictions, stipulations and other encumbrances affecting the Property have been strictly performed and no notice of any alleged breach has been received by the Company.

11.4    OCCUPATION

        11.4.1 The Company holds the Property subject to the Letting but otherwise is in physical possession and actual occupation of the whole of that Property on an exclusive basis and no one is in adverse possession of any Property.

        11.4.2 No right of occupation or possession of any Property has been granted or agreed to be granted or has been acquired or is in the course of acquisition except for the rights of occupation created by the Letting.

11.5    RIGHTS AND SERVICES

        11.5.1 So far as the Sellers are aware the Property is served by mains water, sewerage, electricity and gas, and by telecommunications and such other services as are necessary for the use of the Property for the current use.

        11.5.2 The Property adjoins a highway maintainable at the public expense at point of access.

        11.5.3 No right or easement is necessary for the full use and enjoyment of the Property.

        11.5.4 The Property enjoys all rights and easements necessary for their continued use and enjoyment for the current use without any restriction or limitation

11.6    PLANNING

        11.6.1 So far as the Sellers are aware the current use of the Property is a lawful use under the Planning Acts.

        11.6.2 So far as the Sellers are aware all necessary consents under the Planning Acts, building regulations and bye-laws for the construction of the Property and all alterations and additions to them and for the current use of each of them have been obtained and complied with.

        11.6.3 So far as the Sellers are aware no planning permission relating to the Property has been given subject to any continuing conditions or on a personal or temporary basis (otherwise than by virtue of section 91 or 92 of the Town and Country Planning Act 1990).

        11.6.4 So far as the Sellers are aware no planning permission relating to the Property remains unimplemented in whole or in part, no planning permission is the subject of a challenge as to its validity or has been issued within the three months immediately before this agreement and no discontinuance order has been issued in respect of the Property.

        11.6.5 So far as the Sellers are aware no application for planning permission relating to the Property awaits determination and no planning decision or deemed refusal is the subject of any appeal.

        11.6.6 So far as the Sellers are aware no monetary claim or liability (whether contingent or otherwise) in respect of the Property under the Planning Acts is outstanding and no compensation in respect of the Property has been received under the Planning Acts which is potentially repayable by virtue of such legislation.

        11.6.7 So far as the Sellers are aware there is no agreement or planning obligation affecting any Property under sections 38 and 278 of the Highways Act 1980, section 106 of the Town and Country Planning Act 1990 or section 104 of the Water Industry Act 1991 or any provision in legislation of a similar nature, and the Company is not required to enter into any such agreement or obligation.

        11.6.8 The Sellers confirm the Company has not received notices relating to any proposal for the development of the property or the construction of any road or other traffic proposal in the vicinity of the Property (including any proposal relating to any road or footpath from which access to any Property is gained).

11.7    STATUTORY OBLIGATIONS AND COMPLIANCE

                So far as the Sellers are aware all legislation affecting the Property and its current use has been complied with and there are no outstanding requirements or recommendations of any competent authority (including the fire authority), nor any circumstances which may result in any such requirement or recommendation being made.

11.8    COMPULSORY PURCHASE

        So far as the Sellers are aware no notice, order (whether in draft or confirmed) or resolution has been issued or made by any competent authority for the compulsory acquisition of the Property and the Sellers are not aware of any proposals for or circumstances which could result in such a notice, order or resolution.

11.9    STATE AND CONDITION

        The current state of repair and condition of the Property does not prevent the Company from carrying on the current use.

11.10   DISPUTES AND NOTICES

        So far as the Sellers are aware there is no outstanding litigation, arbitration, claim, dispute or complaint between the Company or occupier of the Property and the owner or occupier of any adjoining or neighbouring property or which relates to the Property or its use and the Sellers are not aware of any circumstances which may give rise to any such claim, dispute or complaint.

11.11   OUTGOINGS

        11.11.1 The Property is not subject to the payment of any outgoings except the rent (including service charge and insurance premium), uniform business rate, water rates and, sums payable under the Lease, all of which have been paid when due and none of which is in dispute.

        11.11.2 So far as the Sellers are aware the Property is not affected by any transitional arrangements or appeal in respect of the uniform business rate.

11.12   THE LEASE

        11.12.1 All necessary consents for the grant of the Lease, satisfactory evidence of any reversioner's title and of the current rent reserved, all necessary consents for any dealing with the Lease and notices of the registration of such dealings have been obtained and are in the possession of the Company.

        11.12.2 The Lease is a head lease and no collateral agreement, undertaking, waiver or concession has been made or given which is binding on the current landlord or on the Company or on their respective successors in title.

        11.12.3 The Lease does not contain any unusual or onerous provision nor any restriction which would prevent or inhibit the Property being used for the current use.

        11.12.4 The Lease contains no option, right of pre-emption or right to renew, except a right to renew under the Landlord and Tenant Act 1954.

        11.12.5 Except as permitted pursuant to the Deed of Variation, the Lease contains no right for the landlord or the tenant to end it before its expiry by effluxion of time (otherwise than in connection with the landlord's right of re-entry).

        11.12.6 The landlord is entitled to elect that supplies made under the Lease will be standard rated for VAT purposes and increase the rent accordingly, but the Sellers are not aware that it has done so.

        11.12.7 All moneys due under the Lease have been paid when due and none has been commuted, waived or paid in advance of the due date.

        11.12.8 The Lease is subsisting and there is no subsisting breach of the terms of the Lease nor any matter which would render the Lease liable to forfeiture.

        11.12.9 So far as the Sellers are aware there is no outstanding breach of any obligation by the landlord under the Lease.

        11.12.10 There is no rent review pending.

11.13   LETTINGS

        11.13.1 The title documents of the Letting include all necessary consents to it, all necessary consents to and notices of any dealing with it, copies of any instruments effecting a dealing with it and satisfactory evidence of the current rent reserved.

        11.13.2 No collateral agreement, undertaking, waiver or concession has been made or given which is binding on the Company or on the current tenant or their respective successors in title.

        11.13.3 So far as the Sellers are aware, the Letting does not contain a right for the tenant to end the Letting before its expiry by effluxion of time, nor any right for the tenant to renew or extend the Letting (including a right to renew under the Landlord and Tenant Act 1954) and no notice has been given by any tenant in connection with any such right. 36.13.4 The Letting permits the landlord to elect that supplies made under the Letting may be standard rated for VAT purposes and to increase the rent accordingly. The Company (or the relevant member of its VAT group) has not so elected.

        11.13.5 So far as the Sellers are aware, where the Company or the relevant member of its VAT group has elected that supplies under the Letting will be standard rated for VAT purposes, the election was properly made and was made with the permission, where required, of HM Customs and Excise and has been duly notified, where required, to HM Customs and Excise.

        11.13.6 All moneys due under the terms of the Lettings have been paid when due and none has been commuted, waived or paid in advance of the due date.

        11.13.7 There is no outstanding breach of any of the terms of the Letting by the tenant, and neither the Company nor any predecessor in title has waived or acquiesced in any such breach.

        11.13.8  There is no rent review pending.

        11.13.9 Any rent or other deposit from the tenant under the Letting which is a company and which contains a charge in favour of the Company has been duly registered.

        11.13.10 There has been no relevant variation of the terms of the Letting within the meaning of section 18 of the Landlord and Tenant (Covenants) Act 1995 (LTCA).

        11.13.11 The Letting is a new tenancy within the meaning of section 1 of the LTCA contains a lawful agreement between the landlord and the tenant that the landlord may as a condition of consent to an assignment of the tenancy require any tenant which assigns the tenancy to enter into an authorised guarantee agreement (within the meaning of section 16 of the LTCA) under which it will guarantee all the tenant's covenants of the tenancy until the assignee is released by virtue of the LTCA.

12      ENVIRONMENTAL MATTERS

12.1    OPERATION OF BUSINESS

        The operation of the Company's business does not involve and has never involved the use, or the release or discharge, of a Hazardous Substance.

12.2    LAND AND OTHER ASSETS

        So far as the Sellers are aware no land or other asset owned, occupied, possessed or used by the Company on the date of this Agreement contains or has contained (in the case of land, above or below ground) a Hazardous Substance.

12.3    ENVIRONMENTAL PERMITS AND LAW

        Where necessary the Company has obtained all necessary Environmental Permits, all of which are valid and subsisting and has at all times complied with the terms and conditions of each Environmental Permit and all Environmental Laws.

12.4    ENVIRONMENTAL PROCEEDINGS

        Neither the Company, nor a person for whose acts or defaults the Company may be vicariously liable, is involved or has, during the two years ending on the date of this Agreement, been involved in an Environmental Proceeding. No Environmental Proceeding is pending or threatened by or against the Company or a person for whose acts or defaults the Company may be vicariously liable. To the best of the Seller's knowledge, information and belief, no fact or circumstance exists which might give rise to an Environmental Proceeding involving the Company or a person for whose acts or defaults the Company may be vicariously liable. So far as the Sellers are aware there are no outstanding notice, judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency involving the Company or any such person relating to any such matters as are mentioned in this Warranty.

13      AGREEMENTS

13.1    VALIDITY OF AGREEMENTS

        13.1.1 To the best of the Sellers knowledge, information and belief, no fact or circumstance exists which might invalidate or give rise to a ground for termination, avoidance or repudiation of an agreement, arrangement or obligation to which the Company is a party. No party with whom the Company has entered into an agreement, arrangement or obligation has given notice of its intention to terminate, or has sought to repudiate or disclaim, the agreement, arrangement or obligation.

        13.1.2 Neither the Company nor any party with whom the Company has entered into an agreement, arrangement or obligation is in material breach of the agreement, arrangement or obligation. To the best of the Sellers knowledge, information and belief, no fact or circumstance exists which might give rise to a breach of this type.

13.2    LONG TERM ETC. AGREEMENTS

        13.2.1 The Company is not a party to, and is not liable under, a long-term, onerous or unusual agreement, arrangement or obligation including, without limitation:

                (a) an agreement, arrangement or obligation entered into other than in the usual course of its business;

                (b) an agreement, arrangement or obligation entered into other than by way of a bargain at arm's length;

                (c) an agreement, arrangement or obligation restricting the Company's freedom to operate the whole or part of its business or to use or exploit any of its assets;

                (d) a sale or purchase, option or similar agreement, arrangement or obligation affecting an asset owned, occupied, possessed or used by the Company or by which the Company is bound;

                (e) a material agreement, arrangement or obligation with which the Company cannot comply on time or without undue or unusual expenditure of money or effort; or

                (f) any agreement pursuant to which the Company could be liable in connection with any claim relating to lost, stolen or damaged. Images including without limitation any agreement that requires the payment of compensation in relation to such claims.

        13.2.2  The Company is not:

                (a) a member of a joint venture, consortium, partnership or association (other than a bona fide trade association); or

                (b) a party to a distributorship, agency, sales promotion, market research, marketing, consulting and advertising, franchise or management agreement or arrangement or any other agreement that compensates any person based on any sales by the Company.

13.3    Except as set out in the Disclosure Letter since 1 July 1998:

                (a) there has not been any termination of the business relationship of the Company with any franchisee or material licensee, customer or supplier;

                (b) to the Sellers knowledge, there has not been any threatened termination or withholding of payments by, or any material dispute with, any franchisee or material licensee, customer or supplier; and

                (c) neither the Sellers nor the Company has received any notice or been informed that any such event will occur in the future, either as a result of the consummation of the transactions contemplated by this Agreement or otherwise. Except as set out in the Disclosure Letter the Company is not currently in dispute over any terms of any contract or agreement to which the Company and any franchisee or material licensee, customer or supplier is a party.

13.4    ARTIST AGREEMENTS

        13.4.1 Notwithstanding any reference to any other name in the Artist Agreements, the Company is the sole party specified as the "Artist" in each of the Artist Agreements (in its own capacity and not in the capacity as agent for or otherwise on behalf of any other party) and all of those agreements have been signed by either of the Warrantors on behalf of the Company and in their respective capacities as directors of the Company.

        13.4.2 Neither of the Warrantors nor any other person other than the Company or TIB is a party to or has any rights or obligations under any of the Artist Agreements or the M. Loco LDA, as the case may be.

        13.4.3 The Artist Agreement relating to the artist Inone contains the same terms and conditions as the other Artist Agreements.

13.5    M LOCO MDA

        13.5.1 Notwithstanding any reference to any other name in the M. Loco LDA, the Company is the sole party specified as the "Production Company", "Company" or "Producer" in the M. Loco LDA (in its own capacity and not in the capacity as agent for or otherwise on behalf of any other party) and this agreement has been signed by either of the Warrantors on behalf of the Company and in their respective capacities as directors of the Company.

        13.5.2 Neither of the Warrantors nor any other person other than the Company or TIB is a party to or has any rights or obligations under the M. Loco LDA.

13.6    PHOTOGRAPHER AGREEMENTS

        13.6.1  The Company is the licensee in each of the Photographer
                Agreements.

        13.6.2 All royalties due under each Photographer Agreement have been paid in full and no amount is owing under any Agreement.

        13.6.3 The agreements defined as the Photographer Agreements are the only agreements or arrangements (whether written or otherwise) that the Company has entered into with photographers (other than the M. Loco Photographer Agreements).

        13.6.4 Marc Grimburg has assigned to the Company all his rights under the Photographer Agreement relating to Marc Grimburg and the Agreement has been terminated in accordance with its terms and without any liability to the Company and the Company has paid all instalments, licence fees and other payments due under the Agreement and no instalments, licence fees or other payments are or will become due or outstanding under the Agreement or otherwise to Marc Grimburg.

13.7    M. LOCO PHOTOGRAPHER AGREEMENTS

        13.7.1 Other than the M. Loco Photographer Agreements, no other contracts have been entered into by the Company in furtherance of the M. Loco LDA.

        13.7.2  Those M. Loco Photographer Agreements marked with an "*" in
                Schedule 9 have been validly terminated in accordance with their terms and without any liability to the Company.

13.8    SOFTWARE DEVELOPMENT AGREEMENT

        13.8.1 The Company has paid all instalments, licence fees and other payments due under the Software Development Agreement and no instalments, licence fees or other payments are or will become due or outstanding under the Software Development Agreement.

        13.8.2 So far as the Sellers are aware, the Software Development Agreement is valid and enforceable in accordance with its terms.

        13.8.3 The Software Development Agreement is not subject to the terms of any other agreement.

        13.8.4 The Escrow Agreement (as defined in the Software Development Agreement) is in force and the Source Code is being held by the Custodian (as defined in the Software Development Agreement).

        13.8.5 The Program (as defined in the Software Development Agreement) is complete and has been accepted by the Company in accordance with the terms of the Software Development Agreement.

13.9    ARRANGEMENT WITH JKD COMMUNICATIONS LIMITED

        13.9.1 The Company engaged JKD Communications Limited to develop the interface graphics of the Application (as defined in the Software Development Agreement) and the Company has:

                (a) paid all instalments, licence fees and other payments due to JKD Communications Limited in respect of such services and no additional instalments, licence fees or other payments are or will become due or outstanding to JKD Communications Limited;

                (b) the development of the Application by JKD Communications Limited is complete and the relevant resulting materials produced by such development has been accepted by the Company;

        13.9.2 The Company has never entered into the separate agreement with JKD Agreement referred to in the Software Development Agreement and there is no subsisting agreement between the Company and JKD Communications Limited in connection with the Software Development Agreement.

13.10   ZOMA FILM AGREEMENT

        13.10.1 The Company has entered into a film contract known as the "ZOMA Agreement" dated 1 January 1994 with TIB Inc. and the Company on TIB's standard terms of business and TIB are the sole parties to this Agreement and the Company has entered into this Agreement in its own capacity and not in the capacity as agent for or otherwise on behalf of any other party and the Agreement has been signed by either of the Warrantors on behalf of the Company and in their respective capacities as directors of the Company.

        13.10.2 Neither of the Warrantors nor any other person other than the Company or TIB is a party to or has any rights to obligations under the Agreement referred to in clause 3.10.1 of these Warranties.

13.11   TRANSFER AGREEMENTS

        13.11.1 The Company has acquired Images from each of Martin Hooper, Leo Mason, Gary Norman and Tony Hill and all rights (including intellectual property rights) ever owned and licensed to the Company by such persons now vest in the Company and no instalments, licence fees or other payments are currently or will ever become due or outstanding to such persons and the Company has no liability whatsoever to such persons.

14      TERMS OF TRADE AND BUSINESS

14.1    CREDITORS

        The Company has paid its creditors within the times agreed with them. No debt owing by it has been due for more than four weeks.

14.2    SUPPLIERS AND CUSTOMERS

        14.2.1 During the year ending on the date of this Agreement no substantial supplier or customer of the Company has:

                (a) stopped, or indicated an intention to stop, trading with the Company;

                (b) reduced, or indicated an intention to reduce, substantially its trading with the Company; or

                (c) changed or indicated an intention to change, substantially the terms on which it is prepared to trade with the Company.

        14.2.2 The Company has not entered into an agreement or arrangement with a supplier or customer on terms materially different to its standard terms of business, a copy of which is annexed to the Disclosure Letter.

14.3    COMPUTER RECORDS

        None of the records, systems, data or information of the Company is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, without limitation, an electronic, mechanical or photographic process computerised or not) which are not under the exclusive ownership and direct control of the Company.

15      EFFECT OF SALE

        Neither the execution nor the performance of this Agreement or any document to be executed at or before Completion will result in the Company losing the benefit of an asset, grant, subsidy, right or privilege which it enjoys at the date of this Agreement or will;

15.1    conflict with;

15.2    result in a breach of;

15.3    give rise to an event of default under;

15.4    require the consent of a person under;

15.5    enable a person to terminate; or

15.6    relieve a person from an obligation under

any agreement or arrangement to which the Company is a party or any legal or administrative requirement by which the Company is bound.

16      EMPLOYEES

16.1    GENERAL

        16.1.1 There is no employment or other contract of engagement between the Company and any of its directors or other officers. The Company is not a party to a consultancy contract.

        16.1.2 There is no employment contract between the Company and any of its employees which cannot be terminated by the Company by three months' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal). The Company has not received notice of resignation from any of its directors, managers or senior employees.

        16.1.3 There is no employment or consultancy contract or other contract of engagement between the Company and any person which is in suspension or has been terminated but is capable of being revived or enforced or in respect of which the Company has a continuing obligation.

        16.1.4  The Disclosure Letter contains details of:

                (a) the total number of the Company's employees including those who are on maternity leave or absent because of disability or other long-term leave of absence and who have or may have a right to return to work with the Company;

                (b) the name, date of start of employment, period of continuous employment, salary and other benefits, grade and age of each employee of the Company and, where an employee has been continuously absent from work for more than one month, the reason for the absence; and

                (c) the terms of the contract of each director, other officer and employee of the Company entitled to remuneration at an annual rate, or an average annual rate over the last three financial years, of more than Pound Sterling25,000.

        16.1.5 The basis of the remuneration payable to the Company's directors, other officers and employees is the same as that in force at the Last Accounting Date. The Company is not obliged to increase, nor has it made provision to increase, the total annual remuneration payable to its directors, other officers and employees by more than five per cent. or to increase the rate of remuneration of a director, other officer or employee entitled to annual remuneration of more than Pound Sterling25,000.

        16.1.6 The Company owes no amount to a present or former director, other officer or employee of the Company (or his dependant) other than for accrued remuneration or reimbursement of business expenses.

        16.1.7 There is no agreement or arrangement between the Company and an employee or former employee with respect to his employment, his ceasing to be employed or his retirement which is not included in the written terms of his employment or previous employment. The Company has not provided, or agreed to provide, a gratuitous payment or benefit to a director, officer or employee or to any of their dependants.

        16.1.8 The Company has maintained up-to-date, full and accurate records regarding the employment of each of its employees (including, without limitation, details of terms of employment, payments of statutory sick pay and statutory maternity pay, income tax and social security contributions, disciplinary and health and safety matters) and termination of employment.

16.2    PAYMENTS ON TERMINATION

        Except as disclosed in the Accounts, the Company has not:

        16.2.1 incurred a liability for breach or termination of an employment contract including, without limitation, a redundancy payment, protective award and compensation for wrongful dismissal, unfair dismissal and failure to comply with an order for the reinstatement or re-engagement of an employee;

        16.2.2 incurred a liability for breach or termination of a consultancy agreement; or

        16.2.3 made or agreed to make a payment or provided or agreed to provide a benefit to a present or former director, other officer or employee of the Company or to any of their dependants in connection with the actual or proposed termination or suspension of employment or variation of an employment contract.

16.3    COMPLIANCE WITH LAW

        So far as the Sellers are aware, the Company has complied with each obligation imposed on it by, and each order and award made under, statute, regulation, code of conduct and practice, collective agreement, custom and practice relevant to the relations between it and its employees or a trade union or the terms of employment of its employees.

16.4    REDUNDANCIES AND TRANSFER OF BUSINESS

        Within the year ending on the date of this Agreement the Company has not:

        16.4.1 given notice of redundancies to any governmental department or started consultations with a trade union; or

        16.4.2 been a party to a relevant transfer (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981) or failed to comply with a duty to inform and consult a trade union under those Regulations.

16.5    TRADE UNIONS

        16.5.1 The Company has no agreement or arrangement with and does not recognise a trade union, works council, staff association or other body representing any of its employees.

        16.5.2 The Company is not involved in, and no fact or circumstance exists which might give rise to, a dispute with a trade union, works council, staff association or other body representing any of its employees.

16.6    INCENTIVE SCHEMES

        The Company does not have and is not proposing to introduce a share incentive, share option, profit sharing, bonus or other incentive scheme for any of its directors, other officers or employees.

17      PENSIONS AND OTHER BENEFITS

17.1 Apart from the Disclosed Personal Pension Schemes the Company does not operate and has not in the past operated and no proposal has been announced to enter into or establish any arrangement or practice (whether legally enforceable or not and whether approved or not) to provide pensions, gratuities, lump sums or other "relevant benefits" within the meaning of Section 612 of the Taxes Act to or for the benefit of any of its past or present directors or employees or their dependants and there are no retirement benefit or pension or death benefit or similar schemes or arrangements in relation to which the Company contributes.

17.2 The Disclosure Letter contains details of the basis upon which the Company has undertaken to contribute to the Disclosed Personal Pension Schemes and no amount due by the Company to the Disclosed Personal Pension Schemes is unpaid.

17.3 No assurance, promise or guarantee (oral or written) has been made or given to Rubina Marshall or Ian Morris of any particular level or amount of benefits to be provided for or in respect of them on retirement, death or leaving service.

18      LIABILITIES

18.1    INDEBTEDNESS

        Except as disclosed in the Disclosure Letter, the Company does not have outstanding and has not agreed to create or incur loan capital, borrowing or indebtedness in the nature of borrowing.

18.2    GUARANTEES AND INDEMNITIES

        18.2.1 The Company is not a party to and is not liable under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.

        18.2.2 No part of the loan capital, borrowing or indebtedness in the nature of borrowing of the Company is dependent on the guarantee or indemnity of, or security provided by, another person which is not a Group Company.

18.3    EVENTS OF DEFAULT

        No event has occurred or been alleged to have occurred which:

        18.3.1 constitutes an event of default, or otherwise gives rise to an obligation to repay, under an agreement relating to borrowing or indebtedness in the nature of borrowing (or will do so with the giving of notice or lapse of time or both); or

        18.3.2 will lead to an Encumbrance constituted or created in connection with borrowing or indebtedness in the nature of borrowing, a guarantee, an indemnity or other obligation of the Company becoming enforceable (or will do so with the giving of notice or lapse of time or both).

18.4    GRANTS

        18.4.1 The Company is not liable to repay an investment or other grant or subsidy made to it by a public or government body.

        18.4.2 No fact or circumstance (including, without limitation, the execution and performance of this Agreement) exists which might entitle a body to require repayment of, or refuse an application by the Company for, the whole or part of a grant or subsidy.

19      PERMITS

        Nothing in this Warranty relates to any Environmental Permit.

19.1 The Company has obtained, and has complied with the terms and conditions of, each Permit.

19.2    Details of each Permit are set out in the Disclosure Letter.

19.3 Each Permit is in force, unimpeachable and unconditional or subject only to a condition that has been satisfied. No expenditure or work is or will be necessary to comply with, maintain or obtain a Permit. To the best of the Sellers knowledge, information and belief, no Permit will be revoked, suspended, cancelled, varied or not renewed.

19.4 Each action required for the renewal or extension of each Permit has been taken.

19.5 No Permit will be revoked, suspended, cancelled, varied or not renewed as a result of the execution or performance of this Agreement or any document to be executed at or before Completion.

20      INSOLVENCY, WINDING UP ETC.

20.1    WINDING UP AND ADMINISTRATION

        No order has been made, petition presented or resolution passed for the winding up of the Company or for the appointment of a provisional liquidator to the Company and no administration order has been made in respect of the Company.

20.2    RECEIVERSHIP

        No receiver or receiver and manager has been appointed of the whole or part of the Company's business or assets.

20.3    INSOLVENCY

        The Company is not insolvent or unable to pay its debts.

20.4    PAYMENT OF DEBTS

        The Company has not stopped paying its debts as they fall due.

20.5    DISTRESS ETC.

        No distress, execution or other process has been levied on an asset of the Company.

20.6    UNSATISFIED JUDGMENTS

        There is no unsatisfied judgment or court order outstanding against the Company.

20.7    STRIKING OUT

        No action is being taken to strike the Company off the Register of Companies in the United Kingdom.

21      COMPETITION

21.1    MARKET POSITION

        The Company is not in a dominant position in a market in the European Communities or European Economic Area, or a substantial part of a market in the European Communities or European Economic Area, for the purposes of Article 82 of the Treaty of Rome and Article 54 of the Agreement on the European Economic Area.

21.2    STATE AID

        The Company has never received, nor is the Company proposing to receive, any aid (as that term is understood for the purposes of Articles 87 to 89 of the Treaty of Rome) from a Member State of the European Communities or from State resources.

22      LITIGATION AND COMPLIANCE WITH LAW

        Nothing in this Warranty concerns any Environmental Proceedings or Environmental Investigation or any matters concerned with any Intellectual Property owned or used by the Company.

22.1    LITIGATION

        22.1.1 Neither the Company nor, so far as the Sellers are aware, a person for whose acts or defaults the Company may be vicariously liable is involved, or has during the two years ending on the date of this Agreement been involved, in a civil, criminal, arbitration, administrative or other proceeding. No civil, criminal, arbitration, administrative or other proceeding is pending or threatened by or against the Company or a person for whose acts or defaults the Company may be vicariously liable.

        22.1.2 To the best of the Sellers knowledge, information and belief, no fact or circumstance exists which might give rise to a civil, criminal, arbitration, administrative or other proceeding involving the Company or a person for whose acts or defaults the Company may be vicariously liable.

        22.1.3 There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency against the Company or a person for whose acts or defaults the Company may be vicariously liable.

22.2    COMPLIANCE WITH LAW

        So far as the Sellers are aware, the Company has conducted its business and dealt with its assets in all material respects in accordance with all applicable legal and administrative requirements.

22.3    INVESTIGATIONS

        There is not and has not been any governmental or other investigation, enquiry or disciplinary proceeding concerning the Company and, so far as the Sellers are aware, none is pending or threatened. To the best of the Sellers knowledge, information and belief, no fact or circumstance exists which might give rise to an investigation, enquiry or proceeding of that type.

22.4    UNLAWFUL PAYMENTS

        Neither the Company nor any person for whose acts or defaults the Company may be vicariously liable has:

        22.4.1 induced a person to enter into an agreement or arrangement with the Company by means of an unlawful or immoral payment, contribution, gift or other inducement;

        22.4.2 offered or made an unlawful or immoral payment, contribution, gift or other inducement to a government official or employee; or

        22.4.3 directly or indirectly made an unlawful contribution to a political activity.

23      INSIDER AGREEMENTS

        There is not, and during the nine months ending on the date of this Agreement there has not been, any agreement or arrangement (legally enforceable or not) to which the Company is or was a party and in which the Sellers, a director or former director of the Company or a person connected with any of them is or was interested in any way. For this purpose, "CONNECTED" has the meaning given by section 839 of the Taxes Act, except that in construing section 839 "CONTROL" has the meaning given by section 840 or section 416 of the Taxes Act so that there is control whenever either section 840 or 416 requires.

24      CONSTITUTION, REGISTERS AND RETURNS

24.1    CONSTITUTION

        The Company is operating and has always operated its business in all respects in accordance with its memorandum and articles of association at the relevant time.

24.2    REGISTERS ETC.

        Each register, minute book and other book which the Company is required to keep has been properly kept and contains a complete and accurate record of the matters which it is required to record. No notice has been received or allegation made that a register or book is incorrect or should be rectified.

24.3    RETURNS ETC.

        All returns, particulars, resolutions and other documents required to be delivered by the Company to the Registrar of Companies or another governmental or other authority or agency have been properly prepared and delivered.

24.4    POWERS OF ATTORNEY AND AUTHORITIES

        The Company has not given a power of attorney or other authority by which a person may enter into an agreement, arrangement or obligation on the Company's behalf (other than an authority for a director, other officer or employee to enter into an agreement in the usual course of that person's duties).

25      BROKERAGE OR COMMISSIONS

        No person is entitled to receive a finder's fee, brokerage or commission from the Company in connection with this Agreement.

                                   SCHEDULE 4

                                 TAX WARRANTIES

1       GENERAL

1.1 TAX RETURNS All information, notices, accounts, statements, reports, computations and returns which the Company was required to make or give have been properly and duly submitted by the Company to the Inland Revenue, HM Customs & Excise and any other relevant taxation or excise authorities whether of the United Kingdom or elsewhere and all information, notice, computations and returns submitted to the Inland Revenue, HM Customs & Excise and such other authorities are true and accurate and are not the subject of any material dispute nor so far as the Warrantors are aware are likely to become the subject of any material dispute with such authorities.

1.2 TAXATION LIABILITIES All taxation of any nature whatsoever whether of the United Kingdom or elsewhere for which the Company is liable to account has been duly paid (insofar as such taxation ought to have been paid) and, without prejudice to the generality of the foregoing, the Company has made all such deductions and retentions as it was obliged to make and all such payments as should have been made.

1.3 PENALTIES AND INTEREST The Company has not since its incorporation paid or become liable to pay, nor so far as the Warrantors are aware are there any circumstances by reason of which the Company is likely to become liable to pay, any penalty, fine, surcharge or interest, whether charged by virtue of the provisions of the Taxes Management Act 1970, VATA 1994 or otherwise.

1.4 INVESTIGATIONS The Company has not within the past twelve months suffered any investigation audit or visit by the Inland Revenue, HM Customs & Excise, Department of Social Security, or any other taxation or excise authority other than of a routine nature, and the Warrantors are not aware of any such investigation audit or visit planned for the next twelve months.

2       DISTRIBUTIONS AND OTHER PAYMENTS

2.1 The Company has not at any time since its incorporation repaid or agreed to repay or redeemed or agreed to redeem or purchased or agreed to purchase or granted an option under which it may become liable to purchase any shares of any class of its issued share capital.

2.2 The Company has not at any time since its incorporation capitalised or agreed to capitalise in the form of shares or debentures any profits or reserves of any class or description or otherwise issued or agreed to issue any share capital other than for the receipt of new consideration (within the meaning of Part VI of the Taxes Act 1988) or passed or agreed to pass any resolution to do so.

2.3 All rents, annual payments and other sums of an income nature paid or payable by the Company since the Last Accounts Date or which the Company is under an obligation to pay in the future are wholly allowable as deductions or charges in computing income for the purposes of corporation tax.

2.4 The Company has not received any capital distribution to which the provision of Section 189 of the Taxation of Chargeable Gains Act 1992 could apply.

2.5 LOAN RELATIONSHIPS All interest, discounts or premiums payable by the Company in respect of its loan relationships within the meaning of Chapter II of Part IV of the Finance Act 1996 are capable of being brought into account as a debit for the purposes of that Chapter as and to the extent that they are from time to time recognised in the Company's Accounts (assuming that the accounting policies and methods adopted for the purpose of the Accounts continue to be so adopted).

3       CAPITAL ALLOWANCES

        No balancing charge under the Capital Allowances Act 1990 (or other legislation relating to any capital allowances) would be made on the Company on the disposal of any pool of assets (that is to say all those assets expenditure relating to which would be taken into account in computing whether a balancing charge would arise on a disposal of any other of those assets) or of any asset not in such a pool, on the assumption that the disposals are made for a consideration equal to the book value shown in or adopted for the purpose of the Accounts for the assets in the pool or (as the case may be) for the asset.

4       CAPITAL GAINS

4.1 ACQUISITION COSTS The book value shown in or adopted for the purpose of the Accounts as the value of each of the assets of the Company on the disposal of which a chargeable gain or allowable loss could arise does not exceed the amount which on a disposal of such asset at the date of this Agreement would be deductible under s.38 TCGA 1992.

4.2 CLAIMS FOR ROLL-OVER AND HOLD-OVER OF GAINS The Disclosure Letter sets out full particulars of all claims and elections made (or assumed in the Accounts to be made) under s.23, s.247, s.248, s.152, s.158, s.161,
        s.162 or s.165 TCGA 1992 (indicating which claims are provisional) insofar as they could affect the chargeable gain or allowable loss which would arise in the event of a disposal after the Last Accounts Date by the Company of any of its assets, and indicates which assets (if any) so affected would not on disposal give rise to relief under Schedule 4 TCGA 1992.

4.3 TRANSACTIONS NOT AT ARM'S LENGTH The Company has not acquired any asset in circumstances such that s.17 TCGA 1992 could apply to such acquisition nor given or agreed to give any consideration to which s.128(2)(b) TCGA 1992 could apply.

5       EMPLOYEES

5.1 COMPENSATION FOR LOSS OF OFFICE The Company is not under an obligation to pay nor has it since the Last Accounts Date paid or agreed to pay any compensation for loss of office or any gratuitous payment not deductible in computing its income for the purposes of Corporation Tax.

5.2 PENSION CONTRIBUTIONS Since the Last Accounts Date the Company has not made any payment which may be wholly or partially disallowed as an expense or expense of management under s.112 Finance Act 1993 nor did any circumstances exist at the Last Accounts Date which could result in any payment made after that date being so disallowed.

6       CLOSE COMPANIES

6.1 The Company is not and has not been since its incorporation a close investment-holding company as defined by s.13A Taxes Act 1988.

6.2 CLOSE COMPANY DISTRIBUTIONS No distribution within s.418 Taxes Act 1988 has been made by the Company since its incorporation.

6.3 LOANS BY CLOSE COMPANIES No loan or advance made by or debt incurred to or assigned to the Company falling within the provisions of s.419 Taxes Act 1988 (as extended by s.422 thereof) is outstanding or has been waived since the Last Accounts Date.

7       GROUP COMPANIES

The Company is not and has not since incorporation been a member of a group of companies for tax purposes.

8       OVERSEAS INTERESTS

8.1 UK RESIDENCE The Company is and has throughout the past seven years been resident in the United Kingdom for corporation tax purposes and is not and has not been treated as resident in any other jurisdiction for any tax purpose.

8.2 TREASURY CONSENT FOR MIGRATION OF COMPANIES, ETC. The Company has not carried out or caused or permitted to be carried out any of the transactions (i) specified at the relevant time in s.765(1) Taxes Act 1988 otherwise than with the prior consent of H.M. Treasury and (in the case of a special as opposed to general consent) full particulars of which are contained in the Disclosure Letter or (ii) specified at the relevant time in s.765A Taxes Act 1988 without having duly provided the required information to the Board of Inland Revenue.

9       TAX AVOIDANCE

9.1 The Company has not been a party to any transaction the main purpose of which was the avoidance of tax and to which the principles in the line of cases involving Furniss v. Dawson apply.

9.2 TRANSACTIONS BETWEEN PERSONS UNDER COMMON CONTROL No transactions or arrangements involving the Company and a person which is not the Company have taken place or are in existence which are such that any of the provisions of Schedule 28AA Taxes Act 1988 have been or could be applied to them.

9.3 DEPRECIATORY TRANSACTIONS The Company has not been a party to any transaction to which the provisions of s.176 or s.177 TCGA 1992 could be applied.

10      STAMP DUTY

All documents which are necessary to establish the Company's title to any assets and which attract Stamp Duty in the United Kingdom have been duly stamped.

11      VALUE ADDED TAX

11.1 REGISTRATION The Company is duly registered for the purposes of Value Added Tax with quarterly prescribed accounting periods and no such registration is subject to any conditions imposed by or agreed with HM Customs & Excise.

11.2 EXEMPTION The Company is not nor was partially exempt in its current or preceding Value Added Tax year.

11.3 OPTION TO CHARGE VAT ON SUPPLIES BY THE COMPANY The Disclosure Letter contains particulars of all elections to waive exemption made or agreed to be made under Schedule 10 to the VATA 1994 by (i) the Company or (ii) any person in relation to which the Company is a relevant associate as defined in paragraph 3(7) of Schedule 10 to the VATA 1994.

11.4 CAPITAL GOODS SCHEME The Company does not own an asset which is a capital item within the meaning of Part XV of the Value Added Tax Regulations 1995.

12      INHERITANCE TAX

12.1 No transfer of value (as defined by the Inheritance Tax Act 1984) or disposal by way of a gift (within the meaning of Section 102 Finance Act
        1986) has at any time been made by or to the Company, and so far as the Warrantors are aware there are no circumstances by reason of which any liability in respect of inheritance tax has risen or could arise on the Company.

12.2    No Inland Revenue Charge (as defined in Section 237 Inheritance Tax Act
        1984) is outstanding over any asset of the Company or in relation to any shares in the capital of the Company and so far as the Warrantors are aware no circumstances exist which could lead to any such charge arising in the future.

12.3 So far as the Warrantors are aware, there are not in existence any circumstances whereby any such power as is mentioned in Section 212(1) Inheritance Tax Act 1984 could be exercised in relation to any shares, securities or assets of the Company.

                                   SCHEDULE 5

                                  REAL PROPERTY

                                     PART A

                                 REGISTERED LAND


FREEHOLD

None


LEASEHOLD

None

                                     PART B

                                UNREGISTERED LAND


FREEHOLD

None



LEASEHOLD

     BRIEF DESCRIPTION           PRESENT TENANT           LEASE DATE AND PARTIES              TERM EXPIRING
                                                    (i)
Aldus House, 17               The Company           21 August 1996                       24 March 2014
Conway Street,
London W1                                           (1) Wilfred Richard Cass
                                                        Mark Neil Cass
                                                        Pointon York Trustees Ltd

                                                    (2) Wilfred Richard Cass
                                                        Mark Neil Cass

Part of lower ground floor,   The Company           16 February 1994                     24 December 2005
4 Jordan Street,
Manchester                                          (1) Richard John Morris

                                                    (2) Mark Neil Cass
                                                        Wilfred Richard Cass


                                                    (ii)


Lower ground floor,           The Company           11 September 1998                    10 September 2001
57 Melville Street,
Edinburgh
                                                    (1) Ferrum Holdings Limited

                                                    (2) The Company

IRISH PROPERTY -- LEASE NOT COMPLETED

Basement floor, 11            Mark Cass             (1) David Molony                     Not applicable
Upper Mount Street,           Ivan Purdie
Dublin                                              (2) Mark Cass and
                                                        Ian Purdie

                                     PART C

                            OTHER PROPERTY WORLDWIDE

Brief description     Country in which      Title number            Present use
                      situated

None

                                   SCHEDULE 6

                                ARTIST AGREEMENTS

NAME OF ARTIST                DATE OF AGREEMENT            AGREEMENT REFERENCE
Infocus International         10 February 1996                     650
Goodwood Productions          25 November 1998                    7004
Infocus International         14 June 2000                        1353
Fast Track                    25 September 1998                   4014
Real Life                     1 October 1998                      4031
Third Age                     13 March 1995                       4100
Third Age                     6 June 1995                         4100
Johnny A Ready                23 November 1994                    4065
Johnny A Ready                17 September 1999                   4065
Henry Sims                    6 June 1995                         4105
Samantha Messens              21 July 1995                        4106
Ian Royd                      21 July 1995                        4107
Chronoscope                   21 July 1997                        4126
James Stirling                2 July 1997                         4127
Alan Danaher                  28 January 1998                     1724
Noah Goss                     26 January 1998                     1723
Bertram Henry                 18 March 1997                       4122
Inone                         Unknown                              660

                                   SCHEDULE 7

                               HAT HILL WARRANTIES


1 The Hat Hill Trustees are the joint legal owners of the shares in the Company set out opposite their names in Schedule 1 free from Security Interests of any nature whatsoever.

2 Shares set out opposite the Hat Hill Trustees names constitute all the shares in the Company which have been allotted and issued to the Hat Hill Trustees.

3 The Hat Hill Trustees have the right, power and authority and has taken all other actions necessary to enable them to sell the shares in the Company set opposite their name in Schedule 1.

4 The Hat Hill Trustees are entitled to sell and procure the sale of their full legal interest in the shares in the Company set opposite their names in Schedule 1 to the Buyer.

5    The list of documents set out in the relevant Opinion referred to in Clause
     4.2.13 is a complete list of all documents, deeds or other agreements constituting the Hat Hill Trust and relating to the appointment of the Trustees, or having a bearing on the Trusteeship thereof.

                                   SCHEDULE 8

                             PHOTOGRAPHER AGREEMENTS


NAME OF PHOTOGRAPHER                   DATE OF AGREEMENT                                 AGREEMENT REFERENCE
Peter Hince                            30 June 1994                                      [4031]

Paul Simcock                           22 February 1995                                  [4100]

J Boylan                               25 August 1994                                    [4065]

Paul Simcock                           19 November 1997                                  [4105]

Henry Sims                             10 April 1997                                     [4105]

Paul Simcock                           Made 8 June 1995 but signed 9 October 1995        [4105]

Nigel and Carl Attard                  Made 1 March 1997 but signed 7 May 1997           [4126]

Tim Platt AKA James Stirling           Made 28 October 1998 but signed 16 November 1998  [4127]

Tim Platt                              Made 26 March 1997 but signed 21 April 1997       [4127]

Craig Fordham                          Made 28 August 1997 but signed 14 November 1997   [1724]

Craig Fordham AKA Alan Danher          23 September 1998                                 [1724]

Mark Gosbee                            Made 26 March 1997 but signed 15 July 1997        [1723]

Martin Poole AKA Infocus/John Poole    Made 28 August 1997 but signed 23 March 1997      [650/1]

Charles Anderson                       26 June 1998                                      [650/2]

Andy Bullock AKA ADB                   Made 22 October 1998 but signed 25 October 1998   [650/3]

Martin Morrell                         22 October 1998                                   [650/4]

Marc Grimburg                          Unknown                                           [660]

                                   SCHEDULE 9

                         M. LOCO PHOTOGRAPHER AGREEMENTS


NAME OF ARTIST                        DATE OF AGREEMENT
*Zac Macaulay                         1 July 1999

*Tom McGhee                           18 March 1999

Martin Poole AKA Connor               18 March 1999

*Richard Kolker                       18 January 1999

*Michael Diggin                       Unknown

*John Potter                          Unknown

*Martin Peters                        Unknown

EXECUTED by the parties on the date first written above


MARK NEIL CASS                      )
                                    )   ----------------------------------------



WILFRED RICHARD CASS                )
                                    )   ----------------------------------------



THE TRUSTEES OF THE                 )
WILFRED RICHARD CASS                )
DISCRETIONARY SETTLEMENT            )   ----------------------------------------
                                        WILFRED RICHARD CASS


                                        ----------------------------------------
                                        MARK NEIL CASS


                                        ----------------------------------------
                                        GEOFFREY PICKERILL


                                        ----------------------------------------
                                        FOR AND ON BEHALF OF THE LAWRENCE
                                        GRAHAM TRUST CORPORATION


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                                        FOR AND ON BEHALF OF THE LAWRENCE
                                        GRAHAM TRUST CORPORATION



Signed by a duly authorised representative  )
for and on behalf of                        )
GETTY IMAGES INC.                           )-----------------------------------

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